Exhibit 10.59

Execution Copy

SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

dated as of December 31, 2002

among

EQUINIX OPERATING CO., INC.

as Borrower

and

EQUINIX, INC. AND CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

VARIOUS LENDERS,

SALOMON SMITH BARNEY INC.,

as Lead Arranger and Book Runner,

and

CITICORP USA, INC.,

as Administrative Agent and Collateral Agent

i

4.8	Projections	54
4.9	No Material Adverse Change	54
4.10	No Restricted Junior Payments	54
4.11	Adverse Proceedings, etc.	54
4.12	Payment of Taxes	54
4.13	Properties	55
4.14	Collateral	55
4.15	Environmental Matters	56
4.16	No Defaults	56
4.17	Material Contracts	57
4.18	Governmental Regulation	57
4.19	Margin Stock	57
4.20	Employee Matters	57
4.21	Employee Benefit Plans	57
4.22	Solvency	58
4.23	Compliance with Statutes, etc.	58
4.24	Disclosure	58
4.25	Fees to Management in Connection with the Recapitalization Transactions.	59

SECTION 5. AFFIRMATIVE COVENANTS		59
5.1	Financial Statements and Other Reports	59
5.2	Existence	63
5.3	Payment of Taxes and Claims	63
5.4	Maintenance of Properties	63
5.5	Insurance	63
5.6	Books and Records; Inspections; Lenders Meetings	64
5.7	Compliance with Laws	65
5.8	Environmental	65
5.9	Subsidiaries	66
5.10	Post Closing Covenants With Respect to Real Estate Assets	67
5.11	[Reserved].	67
5.12	Post Closing Covenants With Respect to Permitted Equipment Financing Collateral	68
5.13	Further Assurances	68
5.14	Notice of Default Under Lease	68
5.15	Certain Post Second Amendment Effective Date Obligations.	68

SECTION 6. NEGATIVE COVENANTS		69
6.1	Indebtedness	69
6.2	Liens	70
6.3	No Further Negative Pledges	72
6.4	Restricted Junior Payments; Restrictions on Payments to European Subsidiaries	73
6.5	Investments	73

6.6	Stage 1 Financial Covenants	74
6.7	Stage 2 Financial Covenants	75
6.8	Maximum Consolidated Capital Expenditures	76
6.9	Fundamental Changes; Disposition of Assets; Acquisitions	77
6.10	Disposal of Subsidiary Interests	78
6.11	Sales and Lease-Backs	78
6.12	Sale and Discount of Receivables	78
6.13	Transactions with Shareholders and Affiliates	78
6.14	Conduct of Business	79
6.15	Permitted IBX Facilities	79
6.16	Amendments or Waivers of Certain Documents	79
6.17	Fiscal Year	80
6.18	Foreign Subsidiaries	80
6.19	Acquisition and Ownership of Assets by Company	80
6.20	Company Subsidiaries	81

SECTION 7. GUARANTY		81
7.1	Guaranty of the Obligations	81
7.2	Contribution by Guarantors	81
7.3	Payment by Guarantors	82
7.4	Liability of Guarantors Absolute	82
7.5	Waivers by Guarantors	84
7.6	Guarantors' Rights of Subrogation, Contribution, etc.	85
7.7	Subordination of Other Obligations	85
7.8	Continuing Guaranty	85
7.9	Authority of Guarantors or Borrower	86
7.10	Financial Condition of Borrower	86
7.11	Bankruptcy, etc.	86
7.12	Notice of Events	87
7.13	Discharge of Guaranty Upon Sale of Guarantor	87

SECTION 8. EVENTS OF DEFAULT		87
8.1	Events of Default	87

SECTION 9. AGENTS		90
9.1	Appointment of Agents	90
9.2	Powers and Duties	91
9.3	General Immunity	91
9.4	Agents Entitled to Act as Lender	92
9.5	Lenders' Representations, Warranties and Acknowledgment	92
9.6	Right to Indemnity	92
9.7	Successor Administrative Agent and Collateral Agent	93
9.8	Collateral Documents and Guaranty	94

SECTION 10. MISCELLANEOUS		94
10.1	Notices	94
10.2	Expenses	95
10.3	Indemnity	95
10.4	Set-Off	96
10.5	Amendments and Waivers	96
10.6	Successors and Assigns; Participations	97
10.7	Independence of Covenants	100
10.8	Survival of Representations, Warranties and Agreements	100
10.9	No Waiver; Remedies Cumulative	100
10.10	Marshalling; Payments Set Aside	101
10.11	Severability	101
10.12	Entire Agreement	101
10.13	Obligations Several; Independent Nature of Lenders’ Rights	101
10.14	Headings	101
10.15	Acknowledgment and Consent.	102
10.16	APPLICABLE LAW	102
10.17	CONSENT TO JURISDICTION	102
10.18	WAIVER OF JURY TRIAL	103
10.19	Confidentiality	104
10.20	Usury Savings Clause	104
10.21	Counterparts	105
10.22	Effectiveness	105
10.23	General Release	105
10.24	Amendment and Restatement	105

APPENDICES:	A-1	Outstandings under Existing Credit Agreement
	A-2	Term Loans; Pro Rata Shares
	B	Notice Addresses

SCHEDULES:	1.1(a)	Permitted IBX Facilities
	1.1(b)	Singapore Subsidiaries
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.5	Governmental Approvals
	4.13	Real Estate Assets
	4.16	Certain Defaults
	4.17(a)	Material Contracts
	4.17(b)	Intellectual Property
	4.24	Disclosure
	5.1(a)(i)	Second Amendment Effective Date Reporting Requirements
	5.1(a)(iii)	Cash and Cash Equivalents at Singapore Subsidiaries
	5.5	Insurance
	5.15(a)	Post-Closing Foreign Collateral
	5.15(b)	Post-Closing Domestic Collateral
	6.1	Certain Indebtedness
	6.1(i)	Permitted Equipment Financing Entered into since the Effective Date
	6.2	Certain Liens
	6.6	Stage 1 Minimum Cash and Cash Equivalents
	6.7(a)	Stage 2 Senior Secured Debt to Annualized Consolidated EBITDA
	6.7(b)	Stage 2 Total Debt to Annualized Consolidated EBITDA
	6.7(c)	Stage 2 Minimum Annualized Consolidated EBITDA/Interest Expense Ratio
	6.7(d)	Stage 2 Pro Forma Debt Service Coverage Ratio
	6.7(e)	Stage 2 Minimum Cash and Cash Equivalents
	6.8(a)	Stage 1 and 2 Maximum Consolidated Capital Expenditures
	6.8(b)	Capital Expenditures of Singapore Subsidiaries
	6.13	Certain Affiliate Transactions

v

EXHIBITS:	A-1	[Reserved]
	A-2	Conversion/Continuation Notice
	B-1	Tranche A Term Loan Note
	B-2	[Reserved]
	C-1	Stage 1 Compliance Certificate
	C-2	Stage 2 Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G	Second Amendment Effective Date Certificate
	H	Counterpart Agreement
	I	Master Pledge and Security Agreement
	J	Mortgage
	K	Landlord Agreement
	L	[Reserved]
	M	Form of Confirmation of Grant
	N	Form of Release
	O	[Reserved]
	P	Singapore Subsidiaries Investment Certificate
	Q	Intercreditor Agreement

SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of December 31, 2002, is entered into by and among EQUINIX OPERATING CO., INC., a Delaware corporation, as the Borrower (“OpCo”), EQUINIX, INC., a Delaware corporation, as a Guarantor (“Company”), and CERTAIN SUBSIDIARIES OF THE COMPANY, as Guarantors, the Lenders party hereto from time to time, SALOMON SMITH BARNEY INC. (“SSB”), as Lead Arranger (in such capacity, the “Lead Arranger”), and Book Runner (in such capacity, the “Book Runner”), CITICORP USA INC. (“Citicorp”), as Administrative Agent (together with its permitted successors and assigns in such capacity, “Administrative Agent”) and as Collateral Agent (as successor to CIT Lending Services Corporation and together with its permitted successors and assigns in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, OpCo, Company and the Guarantors are party to that certain Amended and Restated Credit Agreement dated as of September 30, 2001 (as amended through the date hereof, the “Existing Credit Agreement”) among Goldman Sachs Credit Partners L.P., as joint lead arranger, joint book runner and syndication agent, SSB as joint lead arranger and joint book runner, Citicorp as administrative agent, CIT Lending Services Corporation, as the collateral agent and the lenders party thereto;

WHEREAS, pursuant to the Existing Credit Agreement and the other documents entered into in connection therewith Company secured all of its obligations under the Existing Credit Agreement by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries, other than Purchase Money Loans made to Company which were secured solely by the assets financed with the proceeds of such Loans;

WHEREAS, pursuant to the Existing Credit Agreement and the other documents entered into in connection therewith OpCo has secured all of its obligations under the Existing Credit Agreement by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries and all the Capital Stock of each of its Foreign Subsidiaries;

WHEREAS, pursuant to the Existing Credit Agreement and the other documents entered into in connection therewith Guarantors have guaranteed the obligations of OpCo (and, to the extent not prohibited under the Senior Notes, Company) hereunder and to secure their respective obligations thereunder by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and all the Capital Stock of each of their respective Foreign Subsidiaries;

WHEREAS, (i) Company proposes to exchange at least $110,000,000 aggregate principal amount of Senior Notes for Cash and Qualifying Equity as more fully described herein, (ii) Company proposes to issue up to $40,000,000 aggregate principal amount of Convertible Notes, of which at least $30,000,000 will be issued on the Second Amendment Effective Date and (iii) Company proposes to consummate the Recapitalization Transactions pursuant to the terms of the Combination Agreement;

WHEREAS, Company and OpCo have requested that Lenders and Agents make certain amendments to the Existing Credit Agreement to permit the Exchange Offer, the issuance of the Convertible Notes and the Recapitalization Transactions and to make certain revisions to the Existing Credit Agreement in connection therewith;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of OpCo and each other Credit Party outstanding after giving effect to the prepayment of Existing Loans on the Effective Date contemplated hereby; and

WHEREAS, it is the intent of Credit Parties to confirm that all Obligations of Credit Parties under the other Credit Documents, as amended hereby, shall continue in full force and effect and that, from and after the Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“A-1 Notes” means the 14% Series A-1 Convertible Secured Notes due 2007 of Company in an aggregate principal amount of up to $30,000,000 plus any corresponding PIK Notes issued pursuant to the terms and conditions of the Securities Purchase Agreement.

“A-2 Notes” means the 10% Series A-2 Convertible Secured Notes due 2007 of Company in an aggregate principal amount of up to $10,000,000 plus any corresponding PIK Notes issued pursuant to the terms and conditions of the Securities Purchase Agreement.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.17(b).

“Affected Loans” as defined in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party, by virtue of the security interests granted under the Pledge and Security Agreement.

“Agent” means each of the Lead Arranger, Book Runner, Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.16.

“Aggregate Excess Cash” means the aggregate consolidated amount of Cash and Cash Equivalents in excess of $20,000,000 as listed on the consolidated balance sheet of Company and its Subsidiaries as at the end of any Fiscal Quarter.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means prior to the Second Amendment Effective Date, the Existing Credit Agreement and, on and after the Second Amendment Effective Date, this Amended and Restated Credit and Guaranty Agreement, dated as of December 31, 2002, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Annualized Consolidated EBITDA” means, as of any date of determination, Consolidated EBITDA for the most recently completed Fiscal Quarter multiplied by four.

“Applicable Margin” means (i) from the Closing Date until the end of Stage 1, (a) with respect to Loans that are Eurodollar Rate Loans, 4.25% per annum and (b) with respect to Loans that are Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) above, minus 1.00% per annum; provided that, on and after the Effective Date the interest rates otherwise applicable pursuant to this clause (i) shall be increased by 0.50% per annum; and (ii) during Stage 2, (a) with respect to the Loans that are Eurodollar Rate Loans, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

Total Leverage Ratio	Applicable Margin for Eurodollar Rate
≥6.0:1.00	4.25%
<6.0:1.00 ≥4.5:1.00	4.00%
<4.5:1.00 ≥3.0:1.00	3.75%
<3.0:1.00	3.50%

and (b) with respect to Loans that are Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans as set forth in clause (ii)(a) above minus 1.00% per annum. No change in the Applicable Margin contemplated by clause (ii) above shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Total Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 6.00:1.00 until such time as Company has provided the information required under Section 5.1(d). Within one (1)

Business Day of receipt of the applicable information as and when required under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition (any such transaction, a “Disposition”) to, or any exchange of property with, any Person (other than Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Company’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company’s Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property, (iii) Dispositions of other assets for aggregate consideration of less than $50,000 with respect to any transaction or series of related transactions and less than $250,000 in the aggregate during any Fiscal Year, (iv) sales of Cash Equivalents in the ordinary course of business, (v) Permitted Liens, and (vi) sale and leaseback transactions in connection with a Permitted Equipment Financing.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president and one of its vice presidents (or the equivalent thereof), or such Person’s chief financial officer and treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Lender and Lender Counterparty.

“Book Runner” as defined in the preamble hereto.

“Borrower” means OpCo.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditure” means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, including without limitation construction in progress, reflected in the statement of cash flows of such Person. Notwithstanding the foregoing, the term “Capital Expenditure” shall not include capital expenditures constituting (i) the reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds made in accordance with Sections 2.12(a) and (b), (ii) Permitted Acquisitions and (iii) that portion of any capital expenditure solely attributable to or deemed paid for through the issuance by Company of a warrant to purchase capital stock of Company.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase obligations of any Lender or of any commercial bank that is a member of the Federal Reserve System, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the Government of the United States and (vi) shares of any money market mutual fund that (a) has a substantial portion of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, other than the Principal Stockholders, (a) (x) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company and (y) the Principal Stockholders own, in the aggregate, a lesser percentage of the total voting and/or economic interest in the Capital Stock of Company than such Person or group and do not have the ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (or similar governing body) of Company, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the board of directors (or similar governing body) of Company; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company shall cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Second Amendment Effective Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Second Amendment Effective Date or whose election or nomination for election was previously approved by a majority of such directors; (iii) STT shall cease to own or have the right to own at least 75% of the percentage of voting and/or economic interest of the Capital Stock of Company that it owns on the Second Amendment Effective Date on a fully diluted basis (excluding (y) options and stock issued pursuant to Company’s stock incentive and stock purchase plans existing on the Second Amendment Effective Date; and (z)

stock issuable in connection with the issuance of A-2 Notes and associated warrants); or (iv) any “change of control” or similar event under the Securities Purchase Agreement or any document evidencing any Permitted Equipment Financing shall occur.

“Closing Date” means December 20, 2000, the date on which the conditions set forth in Section 3.1 of the Original Credit Agreement were satisfied.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Landlord Agreements, the Intercreditor Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Columbia” means Columbia Capital Partners and any affiliate thereof.

“Columbia Syndicate” means Lone Tree Capital and Goldman, Sachs & Co.

“Combination Agreement” means that certain Combination Agreement dated as of October 2, 2002 among Company, Eagle Panther Acquisition Corp., a Delaware corporation, Eagle Jaguar Acquisition Corp., a Delaware corporation, i-STT Pte Ltd, a corporation organized under the laws of the Republic of Singapore, STT Communications Ltd, a corporation organized under the laws of the Republic of Singapore, Pihana and Jane Dietze, as representative of the stockholders of Pihana.

“Company” as defined in the preamble hereto.

“Complementary Business” means storage services, content distribution, network management, security services, monitoring, site management and similar related activities, in each case relating to the operation of Permitted IBX Facilities.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C-1 or C-2.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all Capital Expenditures of Company and its Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated EBITDA” means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) to the extent deducted in determining Consolidated Net Income, any amount deducted solely as a result of the repayment of reimbursement obligations owed to issuing banks in connection with a drawing under letters of credit in an aggregate face amount of $25,000,000 in favor of iStar San Jose LLC, pursuant to a release of cash collateral in a like amount and (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents an accrual of revenue, the reversal of an accrual or reserve for potential Cash item in any prior period, in each case, in the ordinary course of business) and (iii) interest income.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA, minus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) repayments of Consolidated Total Debt, (b) Consolidated Capital Expenditures (excluding any Capital Expenditures prohibited by Section 6.8) (net of (i) any proceeds of any related financings with respect to such expenditures, and (ii) any insurance and condemnation proceeds used to finance the replacement of destroyed or appropriated property), (c) Consolidated Cash Interest Expense; provided, that Consolidated Cash Interest Expense shall be deemed to include any savings realized by Company and its Subsidiaries attributable to interest deferrals and interest reductions in connection with the refinancing or exchange of any of the Senior Notes, and (d) provisions for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, and (e) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, Cash consideration paid for Permitted Acquisitions and Investments permitted hereunder (in each case, net of any proceeds of related financings and issuances of Capital Stock incurred to finance such Permitted Acquisitions and Investments).

“Consolidated Interest Expense” means, for any period, total interest expense (including commitment fees and that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9 payable on or before the Closing Date and fees payable to Lenders pursuant to Section 3.1(j).

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Senior Secured Debt” means, as at any time of determination, the aggregate stated balance sheet amount of all outstanding Indebtedness of Company and its Subsidiaries under (i) this Agreement, (ii) the Permitted Equipment Financings, (iii) any secured trade payables and (iv) Capital Leases.

“Consolidated Total Capitalization” means the sum of (a) Consolidated Total Debt and (b) paid-in-equity capital of Company or any of its Subsidiaries (including preferred stock but excluding (i) any additional equity issued as pay-in-kind dividends on issued and outstanding equity securities and (ii) any accumulated deficits resulting from operations).

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (without giving effect to any original issue discount) of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Convertible Note Collateral Documents” means the Convertible Note Security Agreement, any landlord agreement or mortgage entered into with STT as the Convertible Note Agent (together with its permitted successors and assigns in such capacity, the “Convertible Note Agent”), the Intercreditor Agreement and all other instruments, documents and agreements delivered by the Company or any Subsidiaries in order to grant to Convertible Note Agent for the benefit of the holders of the Convertible Notes, a Lien on any real, personal or mixed property as security for the obligations of Company pursuant to the Securities Purchase Agreement.

“Convertible Note Documents” means collectively, (i) the Securities Purchase Agreement, (ii) the Convertible Notes, (iii) the Warrants, (iv) the Convertible Note Guaranty, (v) the Registration Rights Agreement and (vi) the Convertible Note Collateral Documents.

“Convertible Note Security Agreement” means the Pledge and Security Agreement entered into between Company and Convertible Note Agent in the form of Exhibit I, with such amendments, modifications or supplements as may be approved by the Administrative Agent, Collateral Agent and Convertible Note Agent and subject to the terms and provisions of the Intercreditor Agreement.

“Convertible Note Guaranty” means that certain Guaranty dated December 31, 2002 made by Equinix Operating Co., Inc., Equinix Europe, Inc. and Equinix-DC, Inc., in favor of each Holder under and as defined in the Securities Purchase Agreement and subject to the terms and provisions of the Intercreditor Agreement.

“Convertible Notes” means collectively, the A-1 Notes and A-2 Notes.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of the Agents, or any Lender in connection herewith, including Hedge Agreements with any Lender Counterparty, in each case, as may be amended, supplemented or otherwise modified from time to time.

“Credit Extension” has the meaning assigned in the Existing Credit Agreement.

“Credit Party” means Company, OpCo and any of its Subsidiaries from time to time party to a Credit Document.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company’s and its Subsidiaries’ operations.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Deferral Amount” means with respect to any proceeds received by Company pursuant to STT’s exercise of the STT Additional Equity Option, (i) in an initial aggregate amount of up to $10,000,000, for each $1 of equity received by Company or any of its Subsidiaries, $3 of amortization scheduled in 2005 shall be deferred to 2006 pursuant to the terms of Section 2.10; and (ii) in a subsequent aggregate amount of up to $5,000,000, for each $1 of equity received by Company or any of its Subsidiaries, $2 of amortization scheduled for 2005 shall be deferred to 2006 pursuant to the terms of Section 2.10. In no event shall the total Deferral Amount exceed $40,000,000.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disposition” as defined within the definition Asset Sale.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 15, 2006; provided, however, that any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interest upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Equity Interest provide that the Company may not repurchase or redeem such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 6.4 or (b) requires the payment of cash dividends or other payments to the holder thereon, unless through December 15, 2005 such cash dividends or other payments are only required to be paid and are only paid from the proceeds of the issuance of such Equity Interest and sums of such proceeds are at the time of such issuance placed in escrow for the purpose of making such payments sufficient to make such payments through such date and are at all times prior to such date sufficient therefor.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means September 30, 2001, the date on which the conditions set forth in Section 3.1 of the Existing Credit Agreement were satisfied.

“Effective Date Mortgage” means a mortgage substantially in the form of Exhibit J annexed hereto.

“Effective Date Mortgage Modification” has the meaning given to such term in the Existing Credit Agreement.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Company shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

“Equity Interests” means Capital Stock of Company and all warrants, options or other rights to acquire Capital Stock of Company (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of Company).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“European Subsidiaries” means the Subsidiaries owned by Equinix Europe, Inc.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Offer” means the exchange by Company of Senior Notes for Qualifying Equity and Cash pursuant to the terms and conditions of the Exchange Offer Documents.

“Exchange Offer Documents” means the Offer to Exchange and Consent Solicitation Statement, dated November 26, 2002, and the Letters of Transmittal/Consent referred to therein.

“Existing Indebtedness” means the Indebtedness listed on Schedule 6.1.

“Existing Credit Agreement” has the meaning assigned to that term in the recitals hereto.

“Existing Loans” means Loans outstanding under the Existing Credit Agreement immediately prior to satisfaction and/or waiver of the conditions to effectiveness set forth in Section 3.1 of this Agreement.

“Existing Mortgages” means the Mortgages granted prior to the date of the Existing Credit Agreement as security for the Obligations under the Original Credit Agreement.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share Shortfall” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(k).

“First Amendment” means that certain Waiver and First Amendment to Amended and Restated Credit and Guaranty Agreement among, Company, OpCo and the lenders and agents party thereto, which waived certain provisions and made certain amendments to the Existing Credit Agreement.

“First Amendment Effective Date” means July 31, 2002, the date of the satisfaction of the conditions precedent set forth in the First Amendment.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31st of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Accounts Receivable” means, any receivable of Company and its Subsidiaries for products and services billed to customers which are not located in the United States or which are not denominated in US dollars receivables.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 7.2.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means Company and each Subsidiary of Company other than OpCo and the Singapore Subsidiaries.

“Guarantor Subsidiary” means each Guarantor other than Company.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company’s or any of its Subsidiaries’ businesses and not for speculative purposes.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“IBX Facilities” means Internet Business Exchange facilities, including, without limitation, the Permitted IBX Facilities, which are designed, developed (or acquired by) and operated by Company or one of its Subsidiaries for the purpose of providing Internet access, colocation services, telecommunications access, mechanical and power systems and operations and customer service and support and is either owned in fee by Company or one of its Subsidiaries or operated under a distinct long term lease agreement between Company or one of its Subsidiaries and a landlord.

“Increased-Cost Lender” as defined in Section 2.22.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the greater of the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings and the maximum amount for which such Person may otherwise be liable under such letters of credit; (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement or any Currency Agreement be deemed “Indebtedness” for any purpose under Sections 6.6 or 6.7, as applicable.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims

(including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such indemnities shall be designated as a party or a potential party thereto, and any fees or expenses incurred by indemnities in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such indemnities, in any manner relating to or arising out of (i) this Agreement (which for the avoidance of doubt shall include the Existing Credit Agreement) or the other Credit Documents or the transactions contemplated hereby or thereby (including (i) all prior negotiations and prior acts of Lenders in connection therewith and (ii) the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds of thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

“Indemnitees” as defined in Section 10.3.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Collateral” means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated December 31, 2002 by and among Administrative Agent, Collateral Agent and Convertible Note Agent substantially in the form of Exhibit Q.

“Interest Coverage Ratio” means the ratio, as of the last day of any Fiscal Quarter, of (i) Annualized Consolidated EBITDA for the Fiscal Quarter then ended, to (ii) Consolidated Cash Interest Expense for the four-Fiscal Quarter period then ended.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, the last day of each month commencing on the first such date to occur after the Effective Date, the date of repayment or prepayment of any portion of such Loan and the Maturity Date; and (ii) any Eurodollar Rate Loan, the last day of each month, the last day of each Interest Period applicable to such Loan, the date of repayment or prepayment of any portion of such Loan and the Maturity Date.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one, two, or three months, as selected by the Borrower in the applicable

Conversion/Continuation Notice, (i) initially, commencing on the Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company’s and its Subsidiaries’ operations.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than by Company or any wholly-owned Guarantor Subsidiary with respect to any wholly-owned Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any wholly-owned Guarantor Subsidiary), of any Capital Stock of such Subsidiary; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than by Company or any wholly-owned Guarantor Subsidiary to any wholly-owned Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Related Property” as defined in the Pledge and Security Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Agreement” means an agreement duly executed by the landlord of any Leasehold Property substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent and its counsel.

“Lead Arranger” as defined in the preamble hereto.

“Leasehold Property” means any leasehold interest (other than San Jose Ground Lease) of Company or any of its Subsidiaries as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Lender” means each financial institution that became a Lender under this Agreement as of the Closing Date, together with each such institution’s successors and permitted assigns.

“Lender Counterparty” means each Lender or any Affiliate of a Lender Counterparty to a Hedge Agreement, including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.

“Lien” means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means (y) prior to the Second Amendment Effective Date, any Term Loan outstanding pursuant to the Existing Credit Agreement and (z) on and after the Second Amendment Effective Date, a Term Loan.

“Margin Stock” as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects (with respect to prospects only, based upon the Second Amendment Effective Date Financial Plan) of Company and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform the Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document; or (v) the Collateral Agent’s Liens, on behalf of Secured Parties, on the Collateral or the priority of such Liens.

“Material Contract” means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect including, without limitation, those contracts listed on Schedule 4.17(a).

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset located in the United States or Canada having a fair market value in excess of $250,000 as of the date of the acquisition thereof, (b) any Leasehold Property which is a IBX Facility listed on Schedule 1.1(a) and all Leasehold Properties which are IBX Facilities that acquired after the Second Amendment Effective Date in which the Collateral Agent in its reasonable judgment determines to be material and (c) all Leasehold Properties which are not IBX Facilities (other than the San Jose Ground Lease and headquarter buildings) other than those with respect to which the aggregate payments under the term of the lease are less than $100,000 per annum or (ii) any Real Estate Asset (other than the San Jose Ground Lease and existing headquarters) located in the United States or Canada that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any Subsidiary thereof taken as a whole.

“Maturity Date” means the earlier of (i) March 31, 2006, (ii) in the event that Company receives proceeds from the exercise by STT of any STT Additional Equity Option, then the Maturity Date shall be extended in accordance with Section 2.10, (iii) the date the Obligations are paid in full pursuant to any prepayment made in accordance with Sections 2.11, 2.12 or 2.13, and (iv) the date on which the Loans shall become due and payable, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means, collectively, the Existing Mortgages, as modified by the Effective Date Mortgage Modifications, and the Effective Date Mortgages, together with any amendments, restatements, supplements or other modifications entered into from time to time in accordance herewith.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing any material events affecting the operations of Company and its Subsidiaries (including, the details with respect to the Singapore Subsidiaries) for the Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate in a form reasonably satisfactory to the Administrative Agent.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or as a result of the release of any amounts subject to any reserve described in clause (c) below or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b)

payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) attorneys’ fees, accountants’ fees, investment banking fees and other customary costs, fees and expenses and commissions actually incurred in connection therewith, and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with the foregoing, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of any sale of such assets, (3) attorneys’ fees, accountants’ fees, investment banking fees and other customary costs, fees and expenses and commissions actually incurred in connection therewith, and (4) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such asset sale undertaken by Company or any of its Subsidiaries in connection with such asset sale.

“Net Revenues” means, for any period, the net revenues of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (it being understood that, in any event such net revenue shall be net of sales charges and discounts).

“Non-Consenting Lender” as defined in Section 2.22.

“Non-US Lender” as defined in Section 2.19(c).

“Note” means a Tranche A Term Loan Note or a Term Loan Note.

“Notice” means an Issuance Notice, or a Conversion/Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates (including, without limitation, all former Agents, Lenders or Lender Counterparties), under any Credit Document (including, without limitation, with respect to a Hedge Agreement, net obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into and, with respect to any period prior to the Second Amendment Effective Date, any obligations under the Existing Credit Agreement), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Credit Agreement” means that certain Credit and Guaranty Agreement dated as of December 20, 2000 by and among Credit Parties and the Lenders and Agents party thereto.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.9 and/or 5.10, as applicable;

(iv) whether the consideration paid in such acquisition is cash or stock, Company shall deliver to Agents a Financial Officer’s Certificate and other financial statements and projections demonstrating (to the reasonable satisfaction of Agents) that Company and its Subsidiaries shall be in compliance, as of the first day of the most recently ended Fiscal Quarter and after giving pro forma effect on a going-forward basis through the Maturity Date to such acquisition with the covenants contained in this Agreement;

(v) Company shall have delivered to the Agents (A) at least ten (10) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Sections 6.6, 6.7 or 6.8, as applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Sections 6.6, 6.7 or 6.8, as applicable;

(vi) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Second Amendment Effective Date, a Complementary Business, an IBX Facility or such other lines of business as may be consented to by Requisite Lenders;

(vii) any Person or assets or division as acquired in accordance herewith shall be acquired by OpCo; and

(viii) Company shall have satisfied the other requirements set forth in Section 6.9(d).

“Permitted Equipment Financing” means (A) the secured equipment financing facilities listed, and designated as such, on Schedule 6.1 as of Effective Date and (B) one or more purchase money, vendor or other equipment financing facilities or leases (i) in an aggregate principal amount not in excess of $15,000,000 outstanding at any time, (ii) pursuant to which Company or its Subsidiaries may be advanced funds principally to purchase or lease IBX Facility equipment or headquarters equipment or services and to pay the costs of the engineering, construction, installation, importation, development and improvement of such equipment incurred after the Effective Date, (iii) which may be secured only by the assets being financed directly with the proceeds of such financing (it being understood that equipment acquired no earlier than ninety (90) days prior to the incurrence of such Permitted Equipment Financing may be determined to be financed with the proceeds thereof); provided, such equipment was acquired and installed after the Effective Date, (iv) until such time as the Collateral Agent has received a First Priority Lien on such Subsidiary, with respect to any such financings incurred by any Subsidiary, such financings shall be without recourse to Company, and (v) with respect to which no scheduled repayments or prepayments of principal are required prior to the Maturity Date; provided, that with respect to no more than $5,000,000 aggregate principal amount of Permitted

Equipment Financing (excluding those Permitted Equipment Financings listed on Schedule 6.1), equal monthly repayments of principal may be made for a three year period commencing no earlier than March 31, 2003.

“Permitted IBX Facilities” means (i) those IBX Facilities listed on Schedule 1.1(a) and (ii) those IBX Facilities acquired after the Second Amendment Effective Date pursuant to a Permitted Acquisition.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreements in the form of Exhibit I as it may be amended, supplemented or otherwise modified from time to time by Company, the Borrower and/or each Guarantor.

“Pihana” means Pihana Pacific, Inc., a Delaware corporation.

“PIK Notes” means notes representing interest payments on the Convertible Notes and issued in accordance with Section 9.8 of the Securities Purchase Agreement.

“Prime Rate” means the rate of interest per annum that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, the Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as Administrative Agent may from time to time designate in writing to the Borrower and each Lender.

“Principal Stockholders” means STT and its Related Persons.

“Pro Forma Consolidated Debt Service” means, as of any date of determination, the sum, without duplication, of (i) Consolidated Cash Interest Expense and (ii) all scheduled amortization (including any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment) in respect of Indebtedness, in each case payable by Company and its Subsidiaries during the immediately succeeding four Fiscal Quarters assuming, for purposes of calculating Consolidated Cash Interest Expense for any such succeeding four Fiscal Quarter period, Indebtedness outstanding as of the date of such calculation shall remain outstanding during such four Fiscal Quarter period (except to the extent of any scheduled amortization, redemption, retirement or similar payment scheduled during such four Fiscal Quarter period) and that the average interest rate applicable to outstanding Indebtedness of the Credit Parties as of the date of such calculation applies with respect to Indebtedness outstanding during such four Fiscal Quarter period.

“Pro Forma Debt Service Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Consolidated EBITDA for the Fiscal Quarter then ended to (ii) Pro Forma Consolidated Debt Service, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to Section 5.1(d).

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.6. The Pro Rata Share of each Lender as of the Second Amendment Effective Date for is set forth opposite the name of that Lender in Appendix A-2.

“Purchase Money Loan” shall have the meaning ascribed to such term in the Original Credit Agreement.

“Qualifying Equity” means any Equity Interest other than Disqualified Stock issued by Company after the Effective Date.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Recapitalization Transactions” means the transactions contemplated by the Combination Agreement, including without limitation, (w) the sale by Company to STT of common and preferred equity, (x) the stock purchase by Eagle Jaguar Acquisition Corp. of all of the outstanding capital stock of i-STT Pte Ltd, a corporation organized under the laws of the Republic of Singapore, (y) the merger of Pihana with and into Eagle Panther Acquisition Corp and (z) the reorganization of the Pihana and i-STT Pte Ltd Subsidiaries in accordance with Section 6.16 of the Combination Agreement.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Register” as defined in Section 2.5(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement by and among Company and the initial purchasers named therein and in the form of Exhibit 7,1(j)(iv) to the Securities Purchase Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Person” means any Person who controls, is controlled by or is under common control with STT; provided that for purposes of this definition “control” means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person; provided, further, that with respect to any natural Person, each member of such Person’s immediate family shall be deemed to be a Related Person of such Person.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.22.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure, representing more than 50% of the aggregate Term Loan Exposure of all Lenders.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or OpCo now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding except to the extent payable in exchange for shares of Capital Stock of Company, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or OpCo now or hereafter outstanding except to the extent paid with shares of Capital Stock of Company or OpCo or warrants, options or other rights to acquire any such shares, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Convertible Notes, (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes, and any

Permitted Equipment Financing; provided that Restricted Junior Payments shall not include (x) the issuance of the Warrants on the Second Amendment Effective Date, or the exercise of Warrants from and after the Second Amendment Effective Date in accordance with the terms and conditions thereof, (y) the conversion of the Convertible Notes for Qualifying Equity of Company, or the conversion of any such Qualifying Equity, made after the Second Amendment Effective Date in accordance with the terms and conditions of the Convertible Note Documents and (z) the acquisition by STT of common stock and series A preferred equity of Company pursuant to STT’s exercise of the STT Additional Equity Option.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“San Jose Ground Lease” means the Ground Lease by and between iStar San Jose, LLC, as Lessor, and Company, as Lessee, dated June 21, 2000 as amended or restated from time to time but not, in any event, such that the amounts payable with respect thereto exceed amounts payable with respect thereto as contemplated by the Second Amendment Effective Date Financial Plan or otherwise materially increase the obligations of Company thereunder.

“Second Amendment Effective Date” means the date on which the conditions to effectiveness set forth in Section 3.1 have been satisfied or waived by the Lenders.

“Second Amendment Effective Date Certificate” means a certificate in the form of Exhibit G annexed hereto dated as of the Second Amendment Effective Date and duly executed by an Authorized Officer of Company.

“Second Amendment Effective Date Financial Plan” as defined in Section 4.8.

“Second Amendment Effective Date Financial Statements” means as of the Second Amendment Effective Date, (i) the audited financial statements of Company and its Subsidiaries for Fiscal Year 2001, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year and (ii) the unaudited financial statements of Company and its Subsidiaries as of the Fiscal Quarter ending September 30, 2002, consisting of a balance sheet and the related consolidated statements of income and cash flows for the nine-month period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of October 2, 2002 by and among Company, the guarantors party thereto from time to time and the purchasers named therein.

“Senior Leverage Ratio” means the ratio, as of the last day of any Fiscal Quarter, of (i) Consolidated Senior Secured Debt as of such date to (ii) Annualized Consolidated EBITDA.

“Senior Notes” means the 13% Senior Notes due 2007 issued by Company in the aggregate principal amount of $200,000,000 pursuant to the Senior Notes Indenture, as in effect on the Closing Date and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

“Senior Notes Indenture” means the Senior Notes Indenture dated as of December 1, 1999 between Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Senior Notes have been issued, as in effect on the Closing Date and as such indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

“Singapore Subsidiaries” means each of the Subsidiaries listed on Schedule 1.1(b).

“Singapore Subsidiaries Investment Certificate” means the certificate in the form of Exhibit P hereto.

“Solvent” means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Stand-Alone Cash Flow” means, for any period, an amount determined for any Permitted Acquisition acquired pursuant to Section 6.9(d) equal to “Operating Cash Flow” as defined in accordance with GAAP less, “Investing Cash Flow” as defined in accordance with GAAP.

“Stage 1” means the period from the Second Amendment Effective Date to and including June 30, 2004.

“Stage 2” means the period from July 1, 2004 through the Maturity Date.

“STT” means i-STT Investments Pte Ltd., a corporation organized under the laws of the Republic of Singapore.

“STT Additional Equity Option” means the option of STT to purchase additional common equity and series A preferred equity above the equity contemplated to be acquired by the conversion of the Convertible Notes held by STT, and pursuant to the terms of the Warrants, in an aggregate amount not to exceed $30,000,000.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Loan” means a Term Loan outstanding pursuant to Section 2.1(b) of this Agreement.

“Term Loan Exposure” means, with respect to any Lender, the outstanding principal amount of the Term Loan of such Lender.

“Term Loan Installments” as defined in Section 2.10.

“Term Loan Installment Date” as defined in Section 2.10.

“Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Terminated Lender” as defined in Section 2.22.

“Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Total Debt to (b) Annualized Consolidated EBITDA.

“Tranche A Term Loan” has the meaning assigned to that term in the Existing Credit Agreement.

“Tranche A Term Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Type of Loan” means with respect to any of the Loans, a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCC Questionnaire” means any certificate in form satisfactory to the Collateral Agent and its counsel that provides information with respect to any personal or mixed property of each Credit Party.

“Unadjusted Eurodollar Rate Component” means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

“Warrants” means collectively, the following warrants issued in connection with the Securities Purchase Agreement: (i) the Cash Trigger Warrants, (ii) the Common Warrants, (iii) the Preferred Warrants and (iv) the Change of Control Warrants, as all such terms are defined in the Securities Purchase Agreement.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(f)), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

2.1 Confirmation and Redesignation of Existing Loans as Term Loans.

(a) Each Credit Party acknowledges and confirms that, immediately prior to giving effect to the prepayment made on the Second Amendment Effective Date pursuant to Section 3.1, each Lender held Existing Loans in the respective principal amounts set forth opposite their names on Schedule A-1 annexed hereto. Each Credit Party hereby represents, warrants, agrees, and covenants that there are no defenses, rights of set off, claims or counterclaims against any Agent or Lender in regard to its Obligations in respect of such Existing Loans with respect to the Existing Credit Agreement or otherwise.

(b) Immediately following the prepayment of Existing Loans contemplated by Section 3.1 the remaining aggregate principal balance of Existing Loans shall be automatically redesignated pursuant to this Section 2.1(b) as Term Loans and shall thereafter be treated as Term Loans made to Borrower for all purposes under this Agreement. Immediately after giving effect to the foregoing, the aggregate principal amount of outstanding Term Loans shall be $91,509,562.50, and each Lender’s Pro Rata Share of the outstanding Term Loans shall be as set forth on Schedule A-2. Any Term Loan repaid or prepaid may not be reborrowed. Subject to Sections 2.10, 2.11(a) and 2.12, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date.

2.2 [Reserved]

2.3 Pro Rata Shares. All Term Loans shall be deemed made.

2.4 Use of Proceeds. The proceeds of the Loans have been used in accordance with the terms of Section 2.4 of the Existing Credit Agreement.

2.5 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Loan. Borrower hereby designates the Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to the Borrower (with a copy to Administrative Agent), at any time, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.6 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d) Interest payable pursuant to Section 2.6(a) shall be computed in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Loan; (ii) in the case of any prepayment of that Loan, whether voluntary or mandatory, on the date of prepayment (to the extent accrued on the amount being prepaid); and (iii) at the Maturity Date.

2.7 Conversion/Continuation.

(a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan.

(b) The Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.8 Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 5.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 5.0% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 5.0% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent, any other Agent or any Lender.

2.9 Fees.

(a) In the event that STT exercises the STT Additional Equity Option, Company agrees to pay to the Administrative Agent for distribution to the Lenders in accordance with each Lender’s Pro Rata Share, a fee equal to 1.0% of the principal amount of Loans outstanding at the time Company receives the proceeds from such exercise of the STT Additional Equity Option. All fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereto.

(b) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon by Company and such Agents.

2.10 Scheduled Payments

Scheduled Term Loan Installments. The principal amounts of the Term Loans shall be repaid in the aggregate amounts set forth below (each, a “Term Loan Installment”) on the corresponding date set forth below (each, a “Term Loan Installment Date”):

Term Loan Installment Dates	Term Loan Installments
September 30, 2004	$2,500,000
December 31, 2004	$2,500,000
March 31, 2005	$10,000,000
June 30, 2005	$15,750,000
September 30, 2005	$21,500,000
December 31, 2005	$35,250,000
March 31, 2006	$5,000,000

Notwithstanding the foregoing, (i) such Term Loan Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans, in accordance with Sections 2.11, 2.12 and 2.13, as applicable; (ii) the Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date; and (iii) in the event that as of any Term Loan Installment Date (A) either (y) Company is not in compliance with the minimum Cash covenant set forth in Schedule 6.6 or (z) an Event of Default pursuant to Section 8.1(a) shall have occurred and is continuing; (B) Company is unable to raise equity proceeds from any Person other than STT or its affiliates; and (C) STT exercises the STT Additional Equity Option, then, the Term Loan Installments for each Fiscal Quarter in Fiscal Year 2005 set forth above shall be deferred on a pro rata basis by an amount equal to the Deferral Amount to the corresponding Fiscal Quarter in Fiscal Year 2006, and in connection therewith, the Maturity Date shall be extended to December 31, 2006.

2.11 Voluntary Prepayments.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, the Borrower may prepay, subject to Section 2.17(c), any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(2) with respect to Eurodollar Rate Loans, the Borrower may prepay, subject to Sections 2.11(c) and 2.17, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1) upon not less than one (1) Business Days’ prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans,

in each case given to Administrative Agent, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

2.12 Mandatory Prepayments.

(a) Asset Sales. If, within the period of one hundred eighty (180) days after the receipt by Company or any of its Subsidiaries of Net Asset Sale Proceeds, OpCo (or to the extent such Net Asset Sale Proceeds are proceeds of the sale of assets of Company, Company) has not invested (or committed to invest within 180 days and actually invested within a period of 270 days) such Net Asset Sale Proceeds in long term productive assets of the general type used in the business of Company and its Subsidiaries, as certified to Administrative Agent by Company, then, to the extent the Borrower has not previously done so, the Borrower shall prepay Loans as set forth in Section 2.13 in an amount equal to the excess of such Net Asset Sale Proceeds over amounts invested as aforesaid.

(b) Insurance/Condemnation Proceeds. If, within the period of one hundred eighty (180) days after the receipt by Company or any of its Subsidiaries of Net Insurance/Condemnation Proceeds, OpCo (or to the extent such Net Asset Sale Proceeds are proceeds of the sale of assets of Company, Company) has not invested (or committed to invest within 180 days and actually invested within a period of 270 days) such Net Insurance/Condemnation Proceeds in long term productive assets of general type used in the business of Company and its Subsidiaries, as certified to Administrative Agent by Company then, to the extent the Borrower has not previously done so, the Borrower shall prepay Loans as set forth in Section 2.13, in an amount equal to the excess of such Net Insurance/Condemnation Proceeds over amounts invested as aforesaid.

(c) Aggregate Excess Cash. In the event that there shall be Aggregate Excess Cash for any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2004, the Borrower shall, no later than forty-five (45) days after the end of such Fiscal Quarter, prepay the Loans as set forth in Section 2.13 in an aggregate amount equal to 50% of such Aggregate Excess Cash.

(d) Issuance of Equity Securities. If Company or any of its Subsidiaries shall receive any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries (other than pursuant to the STT Additional Equity Option, the Exchange Offer, the conversion of the Convertible Notes or any employee stock or stock option compensation plan), Borrower shall prepay the Loans as set forth in Section 2.13 in an aggregate amount equal to (y) one hundred percent (100%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses if such issuance of Capital Stock is to Columbia and any member of the Columbia Syndicate and (z) fifty percent (50%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses if such issuance of Capital Stock is to any other Person; provided, that the maximum aggregate prepayment amount pursuant to this Section 2.12(d), together with prepayments made pursuant to Sections 2.12(e) and 2.12(g), shall not exceed $5,000,000; provided, further, that with respect to the prepayment set forth in (z) above, such prepayment requirement shall expire on June 30, 2003.

(e) Excess of Projected Cash. In the event Company and its Subsidiaries hold Cash and Cash Equivalents for the Fiscal Quarters ending March 31, 2004 and June 30, 2004 in excess of the minimum projected Cash and Cash Equivalents for such Fiscal Quarters as set forth in the Second Amendment Effective Date Financial Plan (the “Projected Cash”), then Borrower shall prepay the Loans as set forth in Section 2.13 in an aggregate amount equal to 100% of such Cash and Cash Equivalents in excess of the Projected Cash; provided, that the maximum aggregate prepayment amount pursuant to this Section 2.12(e), together with any prepayments made pursuant to Sections 2.12(d) and 2.12(g), shall not exceed $5,000,000.

(f) Cash Payments on Senior Notes. In the event that Company, Borrower or any of their Subsidiaries makes any cash payment of interest, principal or any other amount on the Senior Notes (other than any cash amounts paid pursuant to the Exchange Offer and fees and expenses required to be paid pursuant to the Senior Note Indenture), then Borrower shall simultaneously prepay the Loans as set forth in Section 2.13 in an amount equal fifty percent (50%) of such payment made on the Senior Notes.

(g) Issuance of Additional Convertible Notes. In the event that Company issues any Convertible Notes in excess of the $30,000,000 contemplated to be issued on the Second Amendment Effective Date, then Borrower shall prepay the Loans as set forth in Section 2.13 in an amount equal to (y) one hundred percent (100%) of the proceeds received by Company in connection with such issuance if such additional Convertible Notes are issued to Columbia and any member of the Columbia Syndicate and (z) fifty percent (50%) of the proceeds received by Company in connection with such issuance of additional Convertible Notes to any other Person; provided, that the maximum aggregate prepayment amount pursuant to this Section 2.12(g), together with any prepayments made pursuant to Section 2.12(d) and 2.12(e), shall not exceed $5,000,000.

(h) Excess Consolidated Capital Expenditures. In the event that Company incurs any Excess Consolidated Capital Expenditures pursuant to Section 6.8, then, Borrower shall simultaneously prepay the Loans as set forth in Section 2.13 in an amount equal to fifty percent (50%) of the amount of such Excess Consolidated Capital Expenditures.

(i) Other Prepayments. Company shall from time to time prepay the Loans as set forth in Section 2.13 in an amount equal to the amounts set forth in Sections 6.9(d) and 6.18(c).

(j) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.12(a) through 2.12(i), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer (a copy of which Administrative Agent shall promptly provide to each Lender) demonstrating the calculation of the amount of the applicable proceeds,

Aggregate Excess Cash (which, in such case, shall demonstrate total Cash and Cash Equivalents in excess of $20,000,000 on the consolidated balance sheet of Company and its Subsidiaries), excess Projected Cash, Excess Consolidated Capital Expenditures or any cash payments made to the holders of Senior Notes, as the case may be. In the event that in connection with any prepayment made pursuant to this Section 2.12 (other than with respect to Sections 2.12(c), 2.12(e), 2.12(h) or 2.12(i)), the Borrower shall subsequently determine that the actual amount of proceeds received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent (a copy of which Administrative Agent shall promptly provide to each Lender) a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.13 Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.11(a) shall be applied to prepay outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any prepayment of Loans pursuant to Section 2.11(a) shall be further applied, on a pro rata basis, to the remaining scheduled Term Loan Installments.

(b) Application of Mandatory Prepayments by Type of Loans. (i) Any amount required to be prepaid pursuant to Section 2.12(a) through 2.12(c) shall be applied to prepay outstanding Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), (ii) any amount required to be prepaid pursuant to Section 2.12(f), Section 2.12(h) and Section 2.12(i) shall be applied to prepay outstanding Loans in inverse order of maturity, commencing with the payment due on December 31, 2005 and (iii) any amount required to be prepaid pursuant to Sections 2.12(d), 2.12(e) and 2.12(g) shall be applied to reduce outstanding Loans due on March 31, 2006; provided, that in the event such prepayment event pursuant to such sections occurs (x) on or prior to March 31, 2004, then, one-half of the amount required to be prepaid shall be paid on March 31, 2004 and one-half of the amount required to be prepaid shall be paid on June 30, 2004; (y) after March 31, 2004 but prior to June 30, 2004, then, one-half of the amount required to be prepaid shall be paid on the date that the prepayment event occurs and one-half of the amount required to be prepaid shall be paid on June 30, 2004; and (z) on or after June 30, 2004, then, all of the amount required to be prepaid shall be paid on the date that the prepayment event occurs.

(c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.17(c).

2.14 Allocation of Certain Payments and Proceeds. If an Event of Default shall have occurred and not otherwise be waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied by Agents in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

2.15 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent’s Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share, giving effect to any adjustment from Pro Rata Shares on and after the Closing Date, of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f) The Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) on or before the due date to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.8 from the date such amount was due and payable until the date such amount is paid in full.

2.16 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall notify Administrative Agent and each other Lender of the receipt of such payment and apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be promptly returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.17 Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon no Loans may be converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies the Borrower and Lenders (by telefacsimile or by telephonic notice confirmed in writing) that the circumstances giving rise to such notice no longer exist, and any Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be, in the case of a Conversion Notice, rescinded by the Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and Administrative Agent) that the maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender and by telefacsimile or telephonic notice confirmed in writing). Thereafter the obligation of the Affected Lender to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Conversion/Continuation Notice, the Affected Lender shall continue such Loan as or convert such Loan to, as the case may be a Base Rate Loan, the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender by telefacsimile or by telephonic notice confirmed in writing). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain (i) if for any reason as a result of the Borrower’s action or omission a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an

Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower or as a consequence of any default by the Borrower in the repayment of its Eurodollar Rate Loans when required by the terms thereof.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

2.18 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder or thereunder; imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or under any other Credit Document or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder or under any other Credit Document. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Limitation on Retroactive Effect. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effective thereof.

2.19 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: the Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to Administrative Agent and the other affected parties evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver (to the extent not previously delivered) to Administrative Agent for transmission to Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-

8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. The Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(c), or (2) to notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Effective Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.20 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, (i) use reasonable efforts to maintain its Loans, including any Affected Loans, through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.21 [Reserved].

2.22 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five (5) Business Days after the Borrower’s request for such withdrawal; or (ii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions to Effectiveness. This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent by December 31, 2002; provided, that if the following conditions have not been satisfied by December 31, 2002 solely as a result of the failure by Company to obtain all regulatory approvals required to consummate the Recapitalization Transactions or the Exchange Offer (including, without limitation, the SEC clearing the proxy statement regarding the Recapitalization Transactions for mailing and any extensions of the tender offer period as provided for in the Exchange Offer), then, the Second Amendment Effective Date shall automatically be extended for three successive thirty (30) calendar day periods; provided, further, that in no event shall the Second Amendment Effective Date extend beyond March 31, 2003:

(a) Execution. OpCo, Company, the Credit Parties, Lenders and Agents shall have executed this Agreement.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) if not previously delivered to the Administrative Agent, sufficient copies of each Organizational Document executed (original in the case of Bylaws) and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Second Amendment Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement, the Recapitalization Transaction and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Second Amendment Effective Date, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) if not previously delivered to the Administrative Agent and to the extent available, a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Second Amendment Effective Date; and (v) such other documents as Administrative Agent or Collateral Agent may reasonably request.

(c) Recapitalization Transactions. With respect to the consummation of the Recapitalization Transactions, (i) all conditions to the Recapitalization Transactions set forth in the Combination Agreement and related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent (other than any waiver with respect to the minimum amount of Senior Notes to be retired or tendered); and (ii) the Recapitalization Transactions shall have become effective in accordance with the terms of the Combination Agreement and related documents. Company shall deliver to the Administrative Agent copies of all documents, agreements, opinions and certificates executed in connection with the Recapitalization Transactions.

(d) Exchange Offer. With respect to the Exchange Offer, (i) all conditions to the Exchange Offer set forth in the Exchange Offer Documents and related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent; (ii) on or prior to the date hereof, no less than $110,000,000 of outstanding Senior Notes shall have been retired or shall have been tendered for retirement pursuant to the terms of the Exchange Offer Documents; and (iii) the Exchange Offer shall have become effective in accordance with the terms of the Exchange Offer Documents and related documents. Company shall deliver to the Administrative Agent copies of all documents, agreements, opinions and certificates executed in connection with the Exchange Offer.

(e) Convertible Notes. On or prior to the Second Amendment Effective Date, (i) Company shall have received the gross proceeds from the issuance of the Convertible Notes in an aggregate amount in cash of not less than $30,000,000; (ii) all conditions to the issuance of the Convertible Notes set forth in the Convertible Note Documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent; and (iii) Company shall have delivered to Administrative Agent complete, correct and conformed copies of the Convertible Note Documents which shall include terms reasonable and customary for loans and securities of such type, as mutually agreed upon between Company and Administrative Agent. Company shall deliver to the Administrative Agent copies of all documents, agreements, opinions and certificates executed in connection with the issuance of the Convertible Notes.

(f) Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries after giving effect to the Recapitalization Transactions shall be as set forth on Schedule 4.2.

(g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(h) Intercreditor Agreement. Administrative Agent, Collateral Agent and Convertible Note Agent shall have entered into the Intercreditor Agreement and Administrative Agent and Collateral Agent shall be satisfied with the terms and conditions of the security documents entered into between Convertible Note Agent, Company and the Credit Parties in connection with Convertible Note Agent’s second priority security interest in the Collateral.

(i) Amendment Fee. Administrative Agent shall have received, for distribution to all Lenders, an amendment fee equal to 1.00% of such Lenders’ outstanding Loans immediately prior to the Second Amendment Effective Date and after taking into effect the principal repayment contemplated by Section 3.1(j) below.

(j) Prepayment of Existing Loans. The Administrative Agent shall have received from Company for distribution to the Lenders a prepayment in the amount of $7,500,000, plus any matching principal payment resulting from payments of interest on Senior Notes due December 1, 2002, such amount to be applied to prepay outstanding Loans on a pro rata basis.

(k) Collateral. Except as set forth in Section 5.15(a), Company shall have (i) delivered all documents to the Collateral Agent on terms and conditions reasonably satisfactory to the Agents and (ii) made all filings necessary or advisable in order to grant to the Collateral Agent for the benefit of the Lenders a First Priority Lien in all assets located in the United States that have been acquired by Company directly or indirectly in connection with the Recapitalization Transactions, with, in each case of (i) and (ii), any exceptions that the Collateral Agent determines are reasonable; provided that in the case of any exceptions, Company shall in any event fully comply with this Section 3.1(k) within ten (10) Business Days following the Second Amendment Effective Date.

(l) Second Amendment Effective Date Financial Plan. The Administrative Agent shall have received from Company for distribution to the Lenders the final Second Amendment Effective Date Financial Plan.

(m) Officer’s Certificate. Administrative Agent and Lenders shall have received from Company an executed Second Amendment Effective Date Certificate from an Authorized Officer certifying (i) the amount of cash on Pihana’s balance sheet after giving effect to the Recapitalization Transactions; (ii) the total amount of fees paid or accrued on the Second Amendment Effective Date by Company in connection with the Recapitalization Transactions; (iii) the amount and details with respect to the cash paid to the holders of the Senior Notes in connection with the Exchange Offer; (iv) that after giving effect to the Recapitalization Transactions the representations and warranties set forth in Section 4 of this Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and (v) that after giving effect to the Recapitalization Transactions, as of the Second Amendment Effective Date, no event has occurred and is continuing that would constitute an Event of Default or a Default.

(n) Legal Opinion. Administrative Agent and Lenders shall have received originally executed copies of the favorable written opinions of Willkie, Farr & Gallagher, special counsel for the Credit Parties, and the General Counsel of Equinix, Inc., as to such matters as Administrative Agent may reasonably request, dated the Second Amendment Effective Date and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(o) Other Fees. The Administrative Agent and Lenders shall have received all fees and other amounts due and payable pursuant to any Credit Document on or prior to the Second Amendment Effective Date, including, (i) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, (ii) the reasonable fees and expenses of Ernst & Young Corporate Finance LLC and (iii) to the extent invoiced, reimbursement or other payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Company hereunder or under any other Credit Document.

(p) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request. Each Lender, by delivering its signature page to this Agreement as of the Second Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Second Amendment Effective Date.

3.2 Notices by Borrower. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, the Borrower may give Administrative Agent telephonic notice by the required time of any conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of continuation/conversion. Neither Administrative Agent, nor any Lender shall incur any liability to any Credit Party in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Agents to enter into this Agreement, each Credit Party represents and warrants to each Lender and Agents, on the Second Amendment Effective Date, that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2 Capital Stock and Ownership. The Capital Stock of each of the Credit Parties has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any of the Credit Parties, other than Company, is a party requiring, and there is no membership interest or other Capital Stock of any of the Credit Parties, other than Company, outstanding which upon conversion or exchange would require, the issuance by any of the Credit Parties, other than Company, of any additional membership interests or other Capital Stock of any of the Credit Parties, other than Company, or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any of the Credit Parties, other than Company. Schedule 4.2 correctly sets forth the ownership interest of the Credit Parties in their respective Subsidiaries as of the Second Amendment Effective Date and after giving effect to the Recapitalization Transactions.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4 No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not violate any provision of any law or any governmental rule or regulation applicable to any of the Credit Parties, any of the Organizational Documents of any of the Credit Parties, or any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties; conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Credit Parties; result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Credit Parties (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any of the Credit Parties, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth on Schedule 4.5, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, on or before the Effective Date.

4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Second Amendment Effective Date Financial Statements. The Second Amendment Effective Date Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Second Amendment Effective Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Second Amendment Effective Date Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

4.8 Projections. On and as of the Second Amendment Effective Date, the financial forecast of Company and its Subsidiaries delivered pursuant to Section 3.1(l) (the “Second Amendment Effective Date Financial Plan”) is based on good faith estimates and assumptions made by the management of Company; provided, the Second Amendment Effective Date Financial Plan is not to be viewed as representing facts and that actual results during the period or periods covered by the Second Amendment Effective Date Financial Plan may differ from Second Amendment Effective Date Financial Plan and that the differences may be material; provided further, as of the Second Amendment Effective Date, management of Company believed that the Second Amendment Effective Date Financial Plan was reasonable and attainable.

4.9 No Material Adverse Change. Since the Second Amendment Effective Date, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10 No Restricted Junior Payments. Since the Second Amendment Effective Date, none of the Credit Parties has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

4.11 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12 Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13 Properties

(a) Title. Each Credit Party has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Second Amendment Effective Date Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Second Amendment Effective Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment and (iii) all basic rental lease payment obligations of the Company and its Subsidiaries with respect to their domestic IBX Facilities. Except as specified in Schedule 4.13, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14 Collateral

.

(a) Attachment and Perfection. The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof, are effective to create in favor of Collateral Agent, on behalf of Secured Parties, as security for their respective Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than (i) the actions required under federal law to register and record interests in intellectual property and (ii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

(b) Governmental Approvals, Etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings as may be required in connection with the disposition of any Investment Related Property, or by laws generally affecting the offering and sale of Securities.

(c) Filings. Except with respect to any Permitted Lien and such as may have been filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(d) Disclosure. All information supplied to Collateral Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

(e) Cash and Cash Equivalents. Without limiting the generality to the foregoing, representation and warranties, each Credit Party represents and warrants that all of its Cash and Cash Equivalents shall be maintained in accounts in existence as of the Second Amendment Effective Date in which the Collateral Agent has a First Priority perfected security interest or such other accounts as may be pre-approved by the Collateral Agent, and in which Collateral Agent has a First Priority perfected security interest.

4.15 Environmental Matters. Neither any of the Credit Parties nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of the Credit Parties’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any of the Credit Parties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any of the Credit Parties nor, to any Credit Party’s knowledge, any predecessor of any of the Credit Parties has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Credit Parties’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any of the Credit Parties or their respective Facilities relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.16 No Defaults. Except as set forth in Schedule 4.16, none of the Credit Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.17 Material Contracts. (a) Schedule 4.17(a) contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date, and except as described thereon, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder or under any lease governing Leasehold Property.

(b) Each Credit Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as presently conducted without any known conflict with the rights of others. Schedule 4.17(b) accurately and completely lists all Intellectual Property owned or possessed by or licensed to such Credit Party.

4.18 Governmental Regulation. None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Credit Parties is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.19 Margin Stock. None of the Credit Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.20 Employee Matters. None of the Credit Parties is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any of the Credit Parties, or to the best knowledge of the Credit Parties, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any of the Credit Parties or to the best knowledge of the Credit Parties, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any of the Credit Parties that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of the Credit Parties, no union representation question existing with respect to the employees of any of the Credit Parties and, to the best knowledge of the Credit Parties, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.21 Employee Benefit Plans. Each of the Credit Parties and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by any of the Credit Parties or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Credit Parties or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Credit Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,500,000. Each of the Credit Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.22 Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.23 Compliance with Statutes, etc. Each of the Credit Parties is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.24 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or, except as set forth on Schedule 4.24, in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to each Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Credit Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.25 Fees to Management in Connection with the Recapitalization Transactions.

None of Company nor any of its Subsidiaries has paid a special payment, fee or bonus to management which is contingent solely upon the consummation and completion of the Recapitalization Transactions.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations each Credit Party shall perform, and shall cause each of its Subsidiaries to perform (or, in the case of i-STT Nation Ltd, shall use commercially reasonable efforts to cause i-STT Nation Ltd to perform), all covenants in this Section 5.

5.1 Financial Statements and Other Reports. Company will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each month ending after the Closing Date, (i) the financial statements and information set forth on Schedule 5.1(a)(i), (ii) a statement setting forth the location and amount of all Cash and Cash Equivalents of Company and its Subsidiaries, and (iii) a statement setting forth the location, amount and summary of transfers of all Cash and Cash Equivalents from the Singapore Subsidiaries to the Credit Parties and vice versa, in the form set forth on Schedule 5.1(a)(iii), together with Financial Officer Certification with respect thereto;

(b) Quarterly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of the first three Fiscal Quarters of each Fiscal Year and within sixty (60) days after the end of the last Fiscal Quarter of each Fiscal Year, the financial statements and information set forth on Schedule 5.1(a)(i), together with (1) a Financial Officer Certification and a Narrative Report with respect thereto and (2) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement;

(c) Annual Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each Fiscal Year, (i) the financial statements and information set forth on Schedule 5.1(a)(i), together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) with respect to each consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that their audit examination has included a review of the terms of Sections 6.6 and 6.7 the Credit Documents, whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.6 or 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof and (iii) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then-existing Schedules 4.1 and 4.2 for all purposes under this Agreement; provided, that Company and its Subsidiaries shall not change their organizational structure or state of organization, without the prior written consent of the Requisite Lenders.

(d) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(a), 5.1(b) and 5.1(c), a completed Compliance Certificate duly executed by an Authorized Officer;

(e) [Reserved];

(f) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Effective Date Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(g) SEC Reports. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the FCC and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

(h) Notice of Default. Promptly upon any officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(i) Notice of Litigation. Promptly upon any officer of Company obtaining knowledge of the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or any of the other Credit Documents, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(j) ERISA. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and with reasonable promptness, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(k) Financial Plan. As soon as available and in any event no later than sixty (60) days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the lesser of the next three (3) succeeding Fiscal Years and the period remaining through the Maturity Date (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

(l) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, commencing on December 31, 2001, a report in form and substance satisfactory to Administrative Agent and Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

(m) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Company or OpCo;

(n) Annual UCC Questionnaire. By the last day of each Fiscal Year, commencing on December 31, 2003, a completed UCC Questionnaire in form and substance satisfactory to Collateral Agent;

(o) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of Company or any of its Subsidiaries is terminated prior to its scheduled term or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent (1) such information is not disclosed or incorporated by reference in any filing with the Securities and Exchange Commission, and (2) such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(o)), and an explanation of any actions being taken with respect thereto;

(p) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(q) Additional Reporting Requirements. Within thirty (30) days after the last day of each month, such information described on Schedule 5.1 for the month most recently ended.

(r) Notice of Certain Payments; Cash Balances. On the date any Credit Party makes a payment or series of related payments or reimbursements or series of related reimbursements to any Person or related group of Persons (other than to landlords under leases existing on the Effective Date or to a Credit Party or the Lenders pursuant to the terms of this

Agreement) or otherwise transfers Cash or Cash Equivalents, in any such case, in an aggregate amount equal to or greater than $10,000,000 per transfer or in a series of related transfers, Company shall give notice thereof to Lenders. Upon the request of any Agent at any time, Company shall provide detailed information regarding Company’s and its Subsidiaries’ Cash and Cash Equivalents, including, without limitation amounts and locations of such Cash and Cash Equivalents.

(s) Other Information. With reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Collateral Agent or any Lender.

5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Credit Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and each Credit Party shall defend any Collateral against all Persons at any time claiming an interest therein.

5.5 Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such comprehensive general liability insurance, third party property damage insurance, business interruption insurance, workers’ compensation and employer’s liability insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may be satisfactory to the Collateral Agent, but in any event not less than as shown on Schedule 5.5 hereto and made a part hereof, and in each case in such amounts (giving effect to self-insurance in amounts acceptable to the Collateral Agent), with such deductibles and limits, covering such risks and otherwise on such terms and conditions as shall be acceptable to the Collateral Agent. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained: (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (b) insurance with respect to property owned by third parties and maintained at IBX Facilities with such insurance companies, in such amounts, with such deductibles, and covering such risks as are acceptable to the Collateral Agent and Administrative Agent and (c) replacement value casualty insurance on an all-risks basis on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and otherwise on such terms and conditions as are acceptable to the Collateral Agent; (d) with respect to each policy of insurance, a waiver of subrogation in favor of the Collateral Agent and the Lenders; and (e) policies of insurance that (i) insure the interests of the Collateral Agent and the Lenders and their respective Affiliates regardless of any breach of or violation by any Credit Party of any warranties, declarations or conditions contained therein, (ii) contain cross liability clauses, (iii) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to any of the Collateral Agent or Lenders, (iv) provide that the Collateral Agent and the Lenders have no responsibility, obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Each such policy of liability insurance shall name each of the Collateral Agent and the Lenders and their respective Affiliates, as additional insureds thereunder and in the case of each business interruption and casualty insurance policy, contain a standard lender’s loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders, as the loss payee thereunder for any covered loss in excess of $500,000. Each such policy of insurance shall provide for at least thirty (30) days’ prior written notice to Collateral Agent of any reduction of coverage or cancellation of such policy. On the Closing Date and within thirty (30) days prior to each anniversary of the policies of insurance required to be maintained pursuant to this Section 5.5, the Borrower shall deliver or cause to be delivered to the Collateral Agent (which shall promptly furnish a copy thereof to each of the Lenders) an insurance broker’s opinion letter from the Borrower’s independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this Section 5.5 have been paid, that such policies are in full force and effect, and that such policies meet the insurance requirements set forth in this Section 5.5. The Borrower shall also furnish or cause to be furnished to the Collateral Agent (which shall promptly furnish a copy or copies thereof to each of the Lenders) a certificate or certificates of insurance (i) evidencing that all the coverages required to be maintained pursuant to this Section 5.5 have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (ii) specifying the insurers with whom the insurances are carried and (iii) containing such other certifications and undertakings as are customarily provided to Lenders, as reasonably requested by the Collateral Agent or any Lender.

5.6 Books and Records; Inspections; Lenders Meetings. (a) Each Credit Party will, and will cause each of its Subsidiaries and the San Jose Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives, including, without limitation, third party industry consultants designated or engaged by any Lender or the Collateral Agent (or, after the occurrence and during the continuance of any Event of Default, any Lender) to visit and inspect any of the facilities of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, to audit their assets and equipment and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Company will either pay such authorized representative’s or consultant’s reasonable fees and expenses or reimburse such Lender or Collateral Agent with respect to such authorized representative’s or consultant’s reasonable costs and expenses. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

(b) Credit Parties agree to cooperate with third party industry consultants engaged by Lenders or their representatives to analyze Company’s business plan and at the election of Agents, either pay such consultant’s reasonable fees and expenses or reimburse Lenders or such representative with respect to such consultant’s reasonable costs and expenses.

5.7 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facility to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8 Environmental

(a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws and any remedial action taken by Company or any other Person in response thereto, (B) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, (C) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (D) Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (C) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (i) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent or Collateral Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9 Subsidiaries. In the event that, after the Effective Date, any Person becomes a Subsidiary of Company or a first tier Foreign Subsidiary, Company shall promptly (i) deliver, or cause to be delivered to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Subsidiary, which shall be pledged pursuant to the Pledge and Security Agreement and deliver, or cause to be delivered, to Collateral Agent such other additional agreements or instruments, each in form and substance, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Subsidiary, (ii) cause each such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement duly executed by an Authorized Officer of such Domestic Subsidiary, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as may be reasonably requested by any Agent. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent and Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Company, and such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.

5.10 Post Closing Covenants With Respect to Real Estate Assets. (a) Other than in respect to the San Jose Ground Lease, in the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or (other than San Jose Ground Lease) with such real estate asset becoming a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets and the personal property located thereon. Notwithstanding any of the foregoing to the contrary, if a Credit Party acquires a Material Real Estate Asset pursuant to a Permitted Acquisition, such Credit Party shall take all such actions to comply with this Section 5.10 within thirty (30) days after such Credit Party has acquired such Material Real Estate Asset pursuant to a Permitted Acquisition.

(b) Company and its Subsidiaries shall at all times with respect to Leasehold Properties which are not Material Real Estate Assets, use reasonable commercial efforts to comply with Section 5.10 as though such Leasehold Properties were Material Real Estate Assets.

(c) In addition to the foregoing, Company and its Subsidiaries shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien, such best efforts to include, where possible, best efforts to obtain a Landlord Agreement with the exception of paragraphs 4, 5 and 7 of Exhibit K where a landlord refuses to consent to a leasehold mortgage.

5.11 [Reserved].

5.12 Post Closing Covenants With Respect to Permitted Equipment Financing Collateral. Upon termination of all outstanding obligations of Company under any Permitted Equipment Financing, Company, contemporaneously with the repayment of such outstanding obligations, shall (i) terminate any and all Liens granted in connection with such Permitted Equipment Financing, (ii) be deemed to have granted to Collateral Agent, for the benefit of Secured Parties, a valid security interest and continuing lien on all of Company’s right, title and interest in, to and under such Collateral, (iii) grant to the Collateral Agent, for the benefit of Secured Parties, a security interest and continuing lien on all of Company’s right, title and interest in, to and under such Collateral, which shall be further evidenced by Company executing and delivering to the Collateral Agent a Confirmation of Grant, substantially in the form of Exhibit M attached hereto, and (iv) deliver to Collateral Agent duly executed UCC financing statements and all other instruments, notices, releases or certificates as Collateral Agent may reasonably request from time to time.

5.13 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord’s consents and estoppels, control agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Company, and its Subsidiaries (other than the Singapore Subsidiaries) and all of the outstanding Capital Stock of Company’s Subsidiaries (other than the Singapore Subsidiaries).

5.14 Notice of Default Under Lease. Upon receipt of any notice of default under any lease for domestic Leasehold Property, Company shall immediately notify Collateral Agent thereof.

5.15 Certain Post Second Amendment Effective Date Obligations.

(a) Company shall take all such actions as set forth on Schedule 5.15(a) on terms and conditions reasonably satisfactory to the Collateral Agent in order to grant to the Collateral Agent for the benefit of the Lenders a First Priority Lien in all assets located in jurisdictions other than the United States that have been acquired by Company directly or indirectly in connection with the Recapitalization Transactions by the date which is the later of (i) March 31, 2003 and (ii) thirty (30) days following the Second Amendment Effective Date; provided, however, that this Section 5.15 shall not apply to the Singapore Subsidiaries or to any assets owned by the Singapore Subsidiaries; provided, further, however, that to the extent such documents necessary to grant a First Priority Lien (including leaseholds with respect to foreign Real Property Assets, but excluding bank accounts) require third-party consents (other than the parties to the Recapitalization Transactions), such obligations in this Section 5.15(a) shall be subject to a best commercial efforts standard; provided, further, however, that with respect to the leasehold property located in Australia, such security interest shall secure the Loans in an amount not to exceed $5,000,000 until such time as the Collateral Agent reasonably determines that the value of such leasehold property exceeds $5,000,000.

(b) Company shall take all such actions as set forth on Schedule 5.15(b) on terms and conditions reasonably satisfactory to the Collateral Agent in order to grant to the Collateral Agent for the benefit of the Lenders a First Priority perfected security interest in all domestic Real Property Assets and bank accounts acquired by the Credit Parties pursuant to the Recapitalization Transactions by the date which is the later of (i) March 31, 2003 and (ii) thirty (30) days following the Second Amendment Effective Date; provided, however, that to the extent such documents necessary to grant a First Priority Lien (including leaseholds with respect to Real Property Assets, but excluding bank accounts) require third-party consents (other than the parties to the Recapitalization Transactions), such obligations in this Section 5.15(b) shall be subject to a best commercial efforts standard.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations such Credit Party shall perform, and shall cause each of its Subsidiaries to perform (or in the case of i-STT Nation Ltd, shall use commercially reasonable efforts to cause i-STT Nation Ltd to perform), all covenants in this Section 6.

6.1 Indebtedness. No Credit Party shall, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations, including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

(b) (x) Indebtedness of OpCo or any Subsidiary to Company or to OpCo or any other Subsidiary of Company that is a Domestic Subsidiary; provided, that all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent and the Collateral Agent, and any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made and (y) Indebtedness of any Singapore Subsidiaries to any other Singapore Subsidiaries;

(c) [Reserved];

(d) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification in connection with the Combination Agreement;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, letters of credit, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business of Company and its Subsidiaries;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

(h) Indebtedness described in Schedule 6.1 (including reimbursement obligations with respect to letters of credit listed in Schedule 6.1) and refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness refinanced or extended (A) does not include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended or refinanced, (B) does not exceed in principal amount the Indebtedness being extended or refinanced (except it may be increased by an amount to cover the fees and expenses, including consent fees, placement fees and prepayment premiums, relating to such refinancing) and (C) may not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(i) Permitted Equipment Financings (exclusive of those Permitted Equipment Financings listed on Schedule 6.1); provided, that with respect to Permitted Equipment Financings that have occurred during the period beginning after the Effective Date through to and including the Second Amendment Effective Date, such Permitted Equipment Financings are listed on Schedule 6.1(i) attached hereto;

(j) the Senior Notes;

(k) [Reserved];

(l) debt acquired in connection with the Recapitalization Transactions and described on Schedule 6.1; and

(m) Indebtedness incurred by Company and its Subsidiaries pursuant to the Convertible Notes in an aggregate principal amount not to exceed $40,000,000 plus any additional amounts incurred as a result of the issuances of PIK Notes.

6.2 Liens. No Credit Party shall, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided adequate reserves with respect thereto are maintained on the books of the Credit Party as may be required with GAAP;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, deposits made in the ordinary course of business with utility companies, and Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder entered into by it;

(h) Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business as expressly permitted hereunder;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

(l) Liens described in Schedule 6.2 or on a title report delivered to Agents on or prior to the Effective Date and agreed to by the Lenders;

(m) Liens in favor of the trustee pursuant to Section 7.7 of the Senior Notes Indenture;

(n) Liens consisting of judgment or judicial attachment Liens with respect to judgments that do not constitute an Event of Default;

(o) Liens securing Permitted Equipment Financings; provided, any such Lien shall encumber only the assets financed with the proceeds of such Permitted Equipment Financings as contemplated by the definition of Permitted Equipment Financing;

(p) Liens incurred in connection with the purchase of shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

(q) Liens on escrowed Cash representing a portion of the proceeds of permitted sales of assets by Company or a Subsidiary established to satisfy contingent post-closing obligations that it owes (including earn-outs, indemnities and working capital adjustments);

(r) Liens granted to the holders of the Convertible Notes on the Capital Stock and assets owned by the Singapore Subsidiaries; and

(s) Liens granted to the Convertible Note Agent for the benefit of the holders of the Convertible Notes, in order to secure Company’s obligations under the Convertible Notes and granted pursuant to the Convertible Note Collateral Documents and subject to the terms and provisions of the Intercreditor Agreement.

6.3 No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (ii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (iii) restrictions set forth in the Convertible Note Documents, no Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.4 Restricted Junior Payments; Restrictions on Payments to European Subsidiaries. (a) No Credit Party shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (i) Company may make prepayments with respect to, or acquisitions of, the Senior Notes in connection with the Exchange Offer; provided, that the cash amount of any such prepayments and acquisitions in excess of $15,000,000 must be funded by (A) proceeds received by Company from additional capital infusions over and above the $30,000,000 received by Company in connection with the Convertible Notes and the Recapitalization Transactions, (B) excess cash provided by Pihana over the $23,000,000 minimum cash requirement on Pihana’s balance sheet as set forth in the Combination Agreement or (C) a reduction of fees paid or accrued on the Second Amendment Effective Date by Company in connection with the Recapitalization Transactions based on the original estimate of such fees of $13,400,000, (ii) regularly scheduled payments of principal and interest (but not voluntary prepayments other than a voluntary prepayment made pursuant to a refinancing permitted under Section 6.1) in respect of (A) any remaining portion of the Senior Notes outstanding following the Exchange Offer, and (B) Permitted Equipment Financings in accordance with the terms of, and only to the extent required by, the indenture or other agreement pursuant to which such Indebtedness was issued or restructured or amended and (iii) regularly scheduled payments of non-cash interest, payable in PIK Notes in respect of the Convertible Notes in accordance with the terms of, and only to the extent required by, the Convertible Note Documents.

(b) Neither Company nor any Subsidiary shall, directly or indirectly, make any guaranty on behalf of, declare, order, pay, make, transfer or set apart any sum or assets of, for or constituting any contribution of capital or assets to, or payment to or on behalf of (i) any European Subsidiary; except that, (i) Company or any Subsidiary may make (A) de minimis payments to European Subsidiaries in order to allow such Subsidiaries to pay legal fees of local counsel, local taxes and statutory reporting or filing fees; and (B) European Subsidiaries may maintain cash balances in foreign bank accounts not to exceed US $20,000 (or the foreign currency equivalent thereof) in the aggregate.

6.5 Investments. Except as provided in Section 6.4(b), neither Company nor any Subsidiary shall, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a) Cash Equivalents;

(b) equity Investments owned as of the Second Amendment Effective Date in any Domestic Subsidiary and equity investments made in Domestic Subsidiaries after the Second Amendment Effective Date; provided, however, that until such time that the Collateral Agent has received a First Priority Lien on the bank accounts of Pihana Pacific, Inc. and Pihana Business Recovery, Inc., such equity investments shall be limited to the amount necessary to fund operating costs for such Subsidiaries in accordance with the Second Amendment Effective Date Financial Plan and in any event in an amount not to exceed $350,000 for such Subsidiaries in the aggregate;

(c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.1(b);

(e) Consolidated Capital Expenditures permitted by Section 6.8;

(f) Investments in Singapore Subsidiaries in any Fiscal Quarter in an amount not to exceed the amount necessary to fund the sum of (A) capital expenditures permitted in such Fiscal Quarter pursuant to Section 6.8(b) and (B) to the extent negative, the “Operating Cash Flow” (as such term is defined in accordance with GAAP) for the Singapore Subsidiaries; provided; that to the extent the such Investments were made in order to fund negative “Operating Cash Flow”, such Investments shall reduce the amount of Investments otherwise available to the Singapore Subsidiaries for capital expenditures for such Fiscal Year as specified in Section 6.8(b); provided, further, that prior to making any such Investments, Administrative Agent shall have received a Singapore Subsidiaries Investment Certificate from an Authorized Officer of Company (a copy of which Administrative Agent shall promptly provide to each Lender) certifying (i) that no Default or Event has occurred and is continuing and (ii) the proceeds of such Investments shall be made for the purposes of clauses (A) and (B) above;

(g) equity investments made in Foreign Subsidiaries (other than the European Subsidiaries and Singapore Subsidiaries) after the Second Amendment Effective Date; provided, however, that until such time that the Collateral Agent has received a First Priority Lien on the bank accounts of any Foreign Subsidiary, such equity investments shall be limited to the amount necessary to fund operating costs for such Foreign Subsidiary in accordance with the Second Amendment Effective Date Financial Plan and in any event in an amount not to exceed $200,000 for all Foreign Subsidiaries in the aggregate;

(h) Permitted Acquisitions entered into pursuant to the terms of Section 6.9(d); and

(i) the Recapitalization Transactions.

6.6 Stage 1 Financial Covenants. Minimum Cash and Cash Equivalents. During Stage 1, Company shall not permit aggregate Cash and Cash Equivalents of Company and its Subsidiaries as of the last day of each calendar month during Stage 1 to be less than the correlative amounts set forth on Schedule 6.6; provided, that for purposes of calculating the covenant set forth on Schedule 6.6, all amounts of Cash and Cash Equivalents held by the Singapore Subsidiaries shall be deducted from such calculation.

6.7 Stage 2 Financial Covenants. During Stage 2:

(a) Senior Leverage Ratio. Company shall not permit the Senior Leverage Ratio as of the last day of any Fiscal quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(a).

(b) Total Leverage Ratio. Company shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(b).

(c) Interest Coverage Ratio. Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to be less than the correlative ratio indicated as set forth on Schedule 6.7(c).

(d) Pro Forma Debt Service Coverage Ratio. Company shall not at any time during the periods set forth on Schedule 6.7(d) permit the ratio of (i) Annualized Consolidated EBITDA (excluding restricted cash) to (ii) required consolidated pro forma amortization and principal payments and consolidated cash interest expense for the next four consecutive quarters to be less than the correlative ratios set forth on Schedule 6.7(d).

(e) Minimum Cash and Cash Equivalents. Company shall not permit aggregate Cash and Cash Equivalents of Company and its Subsidiaries as of the last day of each calendar month during Stage 2 to be less than the correlative amounts set forth on Schedule 6.7(e); provided, that for purposes of calculating the covenant set forth on Schedule 6.7(e), all amounts of Cash and Cash Equivalents held by the Singapore Subsidiaries shall be deducted from such calculation.

(f) Calculation on the Second Amendment Effective Date. Notwithstanding the foregoing set forth in Section 6.6 and 6.7, in the event that on the Second Amendment Effective Date an amount greater than $110,000,000 of Senior Notes are exchanged for Qualifying Equity and Cash, Administrative Agent is authorized by Lenders to make changes to the covenants set forth in Schedule 6.6 and each Schedule 6.7 to give effect to such increased amount of Senior Notes exchanged above $110,000,000 using the same methodology used to calculate the original covenant levels set forth in such Schedules, provided, Administrative Agent shall enter into an addendum with Company revising such Schedules.

(g) Calculation of Cash and Cash Equivalents. For purposes of determining compliance with (i) the minimum Cash and Cash Equivalents requirements of Section 6.6 and 6.7(e) and (ii) the maximum Cash and Cash Equivalents requirement of Section 6.18(c), the amount of any Cash and Cash Equivalents of Company which qualifies as “Restricted Cash” as such term is defined pursuant to GAAP shall be excluded; provided, that for purposes of Section 6.18(c), such “Restricted Cash” shall be limited to that Cash and Cash Equivalents securing lease agreements of I-STT listed on Schedule 6.1; provided, further, that the face amount of such Indebtedness is not increased above the amounts set forth on Schedule 6.1.

(h) Calculation of Financial Covenants In the Event STT Exercises the STT Additional Equity Option. In the event that Company received the proceeds from the STT

Additional Equity Option and the Maturity Date is extended to December 31, 2006 pursuant to Section 2.10, then Administrative Agent is authorized by Lenders to make changes to the covenants set forth in Schedule 6.6 and each Schedule 6.7 to give effect to the extension of the Maturity Date using the same methodology used to calculate the original covenant levels set forth in such Schedules, provided, Administrative Agent shall enter into an addendum with Company revising such Schedules.

6.8 Maximum Consolidated Capital Expenditures

(a) Consolidated Capital Expenditures. Company shall not and shall not permit its Subsidiaries (other than the Singapore Subsidiaries) to make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated on Schedule 6.8(a), in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth on Schedule 6.8(a) increased by an amount equal to the excess, if any, of such amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, that Company and its Subsidiaries may incur Consolidated Capital Expenditures in excess of (i) those corresponding amounts set forth on Schedule 6.8(a) and (ii) any amount carried forward from the previous Fiscal Year to the current Fiscal Year (such excess, the “Excess Consolidated Capital Expenditures”), provided, further, that simultaneously with the incurrence of such Excess Consolidated Capital Expenditures, Borrower shall repay the Loans in accordance with Section 2.12(h).

(b) Capital Expenditures and Negative “Operating Cash Flow” of Singapore Subsidiaries. The Singapore Subsidiaries shall not make or incur capital expenditures, in any Fiscal Year indicated on Schedule 6.8(b) in excess of the corresponding amount set forth on Schedule 6.8(b) plus amounts funded pursuant to Permitted Equipment Financings for such Fiscal Year increased by an amount equal to the excess, if any, of the aggregate of such amount for any previous Fiscal Years over the actual amount of capital expenditures for such previous Fiscal Years (but in no event more than $2,000,000 per Fiscal Year); provided, that (i) to the extent the Singapore Subsidiaries make any expenditures in any Fiscal Quarter in order to fund negative “Operating Cash Flow”, such expenditures shall reduce the amount otherwise available to the Singapore Subsidiaries for capital expenditures indicated on Schedule 6.8(b) for such Fiscal Year (such reduction to be made in any Fiscal Quarter), (ii) the aggregate capital expenditures made by such Singapore Subsidiaries during each Fiscal Quarter since the Second Amendment Effective Date in excess of the amounts projected for such Fiscal Quarter in the Second Amendment Effective Date Financial Plan shall not exceed $4,000,000, and (iii) in no event shall the aggregate amount of all such capital expenditures and all fundings of negative “Operating Cash Flow” made pursuant to this Section 6.8(b) exceed $19,859,000; provided, further, so long as Borrower prepays the Loans pursuant to Section 2.12(i), the amount of capital expenditures that the Singapore Subsidiaries are permitted to make or incur shall be increased by the amount of any Cash and Cash Equivalents held by the Singapore Subsidiaries in excess of the amount of Cash and Cash Equivalents permitted to be held by the Singapore Subsidiaries pursuant to Section 6.18(c).

6.9 Fundamental Changes; Disposition of Assets; Acquisitions. Neither Company nor any Subsidiary shall, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Company may be merged with or into any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Subsidiary; provided, in the case of such a merger, a Subsidiary shall be the continuing or surviving Person;

(b) sales or other dispositions of assets which do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $250,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $1,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 85% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.12(a);

(d) Permitted Acquisitions; provided, that (y) the consideration for such Permitted Acquisitions shall be in the form of either Capital Stock or Cash and Cash Equivalents; provided, further, that, with respect to each Permitted Acquisition on the date that is the last day of the first full four Fiscal Quarter period ending after consummation of such Permitted Acquisition and each anniversary thereof (each, “Measurement Date”) Company shall make a payment to Lenders in an amount, if any, equal to the amount by which cumulative negative Stand-Alone Cash Flow of such Permitted Acquisition together with the negative Stand-Alone Cash Flow of all other Permitted Acquisitions measured pursuant to this proviso on or prior to such date, exceeds $1,000,000; provided, further, that, on and after the first date of payment to the Lenders pursuant to this proviso, on each Measurement Date thereafter, Company shall pay an amount, if any, equal to cumulative negative Stand-Alone Cash Flow for all Permitted Acquisitions not measured through a prior Measurement Date.

(e) Investments made in accordance with Section 6.5;

(f) Company and its Subsidiaries may enter into the Recapitalization Transactions; and

(g) Company and its Subsidiaries may consummate the transactions contemplated by the Exchange Offer Documents.

6.10 Disposal of Subsidiary Interests. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries made in compliance with the provisions of Section 6.9, and except for the Recapitalization Transactions no Credit Party shall directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to Company or a wholly-owned Guarantor Subsidiary of Company (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11 Sales and Lease-Backs. Except as set forth on Schedule 6.11 or in connection with a Permitted Equipment Financing, no Credit Party shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

6.12 Sale and Discount of Receivables. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restriction contained in this Section 6.12 shall not apply to any write-off of bad debt in the ordinary course of business consistent with prior practice); provided, that Company or its Subsidiaries may discount or sell without recourse Foreign Accounts Receivable for no less than 93% of its original face value.

6.13 Transactions with Shareholders and Affiliates. (a) No Credit Party shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Company or any of its Subsidiaries (including, without limitation, any holder of Convertible Notes who would be entitled to hold 10% or more of any class of Capital Stock of Company upon the conversion of such Convertible Notes to Qualifying Equity of Company) or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Subsidiary or between any of the Guarantor Subsidiaries or between any of the Singapore Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements entered into in the ordinary course of business for officers and other employees of Company and its Subsidiaries; (d) transactions described in Schedule 6.13; and (e) the Recapitalization Transactions.

(b) Each Credit Party will (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Credit Party; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such Credit Party, and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person’s entity actions, which meetings will be separate from those of other Credit Parties.

(c) Notwithstanding any of the foregoing to the contrary, in no event shall Company or any of its Subsidiaries pay any management, consulting or similar fee to any of STT or its affiliates, Pihana or the Singapore Subsidiaries; provided, that Company and its Subsidiaries may make payments of transition services to STT Communications Ltd for an amount equal to the cost of such services plus 5%; provided, further, that the aggregate amount of such services shall not exceed $250,000 per annum.

6.14 Conduct of Business. From and after the Second Amendment Effective Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Second Amendment Effective Date (after giving effect to the transactions contemplated by the Combination Agreement) and Complementary Businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.15 Permitted IBX Facilities. Company shall not, nor shall it permit any of its Subsidiaries to, build out, commence the construction of, operate or acquire a IBX Facility whether independently or by joint venture) other than Permitted IBX Facilities.

6.16 Amendments or Waivers of Certain Documents. No Credit Party shall, amend or otherwise change the terms of the Senior Notes (other than amendments made on or prior to the Second Amendment Effective Date in connection with the Exchange Offer and Recapitalization Transactions), the Convertible Notes or any of Convertible Note Documents, the Combination Agreement, any of the Exchange Offer Documents or any Permitted Equipment Financing, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders. In addition, no Credit Party shall amend or otherwise change the terms of any lease with respect to any IBX Facilities if the effect of such amendment or change is to increase the financial obligations with respect to such lease in an aggregate amount in excess of $50,000 over the term of such lease.

Notwithstanding any of the foregoing to the contrary, the Lenders hereby consent to Company making a prepayment on that certain Master Loan and Security Agreement dated

March 30, 2001 (“Wells Fargo Agreement”) between Company and Wells Fargo Bank (“Wells Fargo”) on or after the Second Amendment Effective Date; provided, that any such prepayment to Wells Fargo shall not exceed 100% of the total amount owed to Wells Fargo under the Wells Fargo Agreement.

6.17 Fiscal Year. No Credit Party shall change its Fiscal Year-end from December 31.

6.18 Foreign Subsidiaries

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(a) No Credit Party shall at any time (x) provide any guaranty of any Indebtedness of any of the Singapore Subsidiaries or the European Subsidiaries, (y) be directly or indirectly liable for any Indebtedness of any of the Singapore Subsidiaries or the European Subsidiaries or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of any of the Singapore Subsidiaries or the European Subsidiaries. Notwithstanding any of the foregoing to the contrary, a Credit Party may guaranty the Indebtedness securing lease agreements of I-STT listed on Schedule 6.1, provided that the face amount of such Indebtedness is not increased above the amounts set forth on Schedule 6.1.

(b) Company shall not create or suffer to exist any additional Foreign Subsidiary that was not in existence on the Second Amendment Effective Date other (i) than the Singapore Subsidiaries and other Foreign Subsidiaries acquired pursuant to the Recapitalization Transactions, (ii) Foreign Subsidiaries acquired in connection with Permitted Acquisitions, and (iii) Foreign Subsidiaries organized in a manner reasonably satisfactory in order to facilitate any reorganization of Pihana’s Foreign Subsidiaries; provided, that with respect to Foreign Subsidiaries created pursuant to (ii) and (iii) above, simultaneous with the creation of such Foreign Subsidiaries, Company shall deliver all documents and make all filings necessary and on terms and conditions satisfactory to the Collateral Agent in order to provide to the Collateral Agent for the benefit of the Lenders a First Priority Lien on all of the assets of such Foreign Subsidiaries and in order for such Foreign Subsidiaries to provide a Guaranty of the Obligations.

(c) Notwithstanding any of the foregoing to the contrary, Company shall not permit any of its Singapore Subsidiaries to hold at any time an amount of Cash and Cash Equivalents greater than the amount equal to the amount necessary to fund capital expenditures permitted pursuant to Section 6.8(b) for the current Fiscal Quarter (without giving effect to the reduction for expenditures to fund “Operating Cash Flow” pursuant to Section 6.8(b)(i)) plus $50,000, (such amount, the “Permitted Cash Amount”); provided, that the aggregate amount of Cash and Cash Equivalents at Company’s Singapore Subsidiaries may exceed the Permitted Cash Amount, if Borrower prepays or has prepaid the Loans pursuant to Section 2.12(i) in an amount equal to the difference between the aggregate amount of Cash and Cash Equivalents at Company’s Singapore Subsidiaries, minus the Permitted Cash Amount.

6.19 Acquisition and Ownership of Assets by Company. Except to the extent contemplated under Section 6.4(a), Company shall not acquire or own any operating assets other than (i) assets owned or acquired prior to the Effective Date, (ii) replacement assets, (iii) assets acquired with the proceeds of Permitted Equipment Financing and (iv) assets from a Subsidiary so long as such asset is not subject to a Lien under the Collateral Documents.

6.20 Company Subsidiaries. The Company shall not after the Second Amendment Effective Date (i) create any new Subsidiary or (ii) acquire any equity interest in any other entity, unless in each case, all equity interests in such Subsidiaries and all such other equity interests are subject to First Priority Liens in favor of the Collateral Agent for the benefit of Lenders.

SECTION 7. GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. Each Guarantor desires to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the ratio of the Fair Share Contribution Amount with respect to such Contributing Guarantor to the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this

Guaranty (including, without limitation, in respect of this Section 7.2), minus the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations in Cash. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor in Cash, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the indefeasible payment in full of the Guaranteed Obligations in Cash), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower or any Guarantor may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or pursue any other remedy in the power of any Beneficiary whatsoever; any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations in Cash; any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, any rights to set-offs, recoupments and counterclaims, and promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, under the Hedge Agreements or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the            , to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in Cash, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full in Cash. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9 Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

7.11 Bankruptcy, etc. So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(b) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise (whether by demand, settlement, litigation or otherwise), and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in a material adverse change in the financial conditions of any Guarantor or the Borrower or a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

7.13 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor that is a Subsidiary of Company or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.12(a).

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events (each, an Event of Default) shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise within five (5) days after the date due; or (ii) any interest on any Loan or any fee or any other amount due hereunder or under any of the other Credit Documents within five (5) days after the date due; or

(b) Default in Other Agreements. Failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $250,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness; or (iii) breach or default by any Credit Party with respect to any other term of Permitted Equipment Financing beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, Section 2.12(c), Section 5.1(h), Section 5.2 or Section 6 (provided, that with respect to Sections 6.6 and 6.7(e), such default shall continue for a period of five (5) Business Days); or failure to comply with any material term or condition governing insurance of Company required pursuant to Section 5.5 for a period of 15 days from the time of receipt of notice under the applicable insurance agreement;

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by the Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc.. (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process (excluding any judgment obtained in connection with the Wells Fargo Agreement) involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance Company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder),; or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,500,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

(k) Change of Control. A Change of Control shall occur;

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations in Cash, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in Cash in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or willful misconduct or the part of the Collateral Agent) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

(m) The Company or any Subsidiary is in default on any obligation to make base rental payments under at least one lease with respect to either (i) each of any three Leasehold Properties which are Permitted IBX Facilities or (ii) any Leasehold Properties which are designated as “San Jose IBX” and “Secaucus IBX”, respectively, on Schedule 1.1(a).

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (i) the unpaid principal amount of and accrued interest on the Loans, and (ii) all other Obligations; (B) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents; and (C) the Lenders and Agents may exercise all other remedies available under Applicable Law (or under the Credit Documents).

SECTION 9. AGENTS

9.1 Appointment of Agents.

(a) Appointment. Salomon Smith Barney Inc. is hereby appointed a Lead Arranger and a Book Runner. Citicorp USA, Inc. is hereby appointed Administrative Agent (for purposes of this Section 9, the terms “Administrative Agent” and “Agent” shall also include Citicorp in its capacity as Collateral Agent pursuant to the Collateral Documents) hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Lead Arranger and Book Runner, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of Salomon Smith Barney Inc., in its respective capacities as Lead Arranger and Book Runner, shall terminate (except as otherwise expressly set forth herein). Citicorp is hereby appointed as the Collateral Agent under the Pledge and Security Agreement and the other Collateral Documents and each Agent and each Lender hereby authorizes Citicorp to act as Collateral Agent for its benefit and for the benefit of the other Secured Parties hereunder and under the other Credit Documents and each Agent and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Lender further authorizes the Administrative Agent to be the agent in connection with the Guaranty.

(b) Authorization to Enter into Intercreditor Agreement. Each Lender hereby acknowledges that it has reviewed the terms and provisions of the Intercreditor Agreement to be entered into by and among Administrative Agent, Collateral Agent and Convertible Note Agent on the Second Amendment Effective Date and each Lender hereby authorizes Administrative Agent and Collateral Agent to enter into the Intercreditor Agreement on its behalf.

9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3 General Immunity.

.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be in-house or attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent, in its individual capacity, shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent, in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with either Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from either Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5 Lenders’ Representations, Warranties and Acknowledgment. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the transactions contemplated herein and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. For the avoidance of doubt, this Section 9.6 shall extend and apply to any Agent under the Existing Credit Agreement with respect to any time period prior to their resignation.

9.7 Successor Administrative Agent and Collateral Agent

(a) Successor Administrative Agent. Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, with the Borrower’s consent (which shall not be unreasonably withheld or delayed and which shall not be required while a Default or Event of Default exists), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.

(b) Successor Collateral Agent. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Administrative Agent, Lenders and the Borrower, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower, Collateral Agent and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, following receipt of the Borrower’s consent (which shall not be unreasonable withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.

9.8 Collateral Documents and Guaranty

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral (i) that is the subject of (A) a sale or other disposition of assets (B) a Lien securing a Permitted Equipment Financing or (ii) to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented; provided that in the case of clause (i)(B) above, such release of Lien shall only be effectuated by the delivery of a release, substantially in the form of Exhibit N attached hereto (with such additions and deletions thereto in form and substance satisfactory to the Collateral Agent), together with any other documents or instruments deemed reasonably necessary by the Collateral Agent, by the Collateral Agent to Company. No UCC filings may be made by Company with respect to the foregoing without the written consent of Collateral Agent.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

10.1 Notices . Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Lead Arranger, Book

Runner, Collateral Agent or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly all the actual and reasonable costs and expenses of Agents and Lenders associated with the expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for any Credit Party; the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; all the actual costs and reasonable expenses of creating, perfecting, maintaining and terminating Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent or Collateral Agent and their respective counsel) in connection with the custody or preservation of any of the Collateral of the perfection of the Liens thereon; all other actual and reasonable costs and expenses incurred by each Agent in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3 Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and their respective Affiliates and each of their and their respective Affiliates’ officers, partners, directors, trustees, employees and agents (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable judgment order or decree. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder or the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any other Credit Documents shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c) or Section 10.6(a);

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loans are included on the Second Amendment Effective Date;

(viii) (A) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors (or Company alone) from the Guaranty except as expressly provided in the Credit Documents or (B) otherwise make an amendment or waiver which changes the order of priority of payments among Lenders; or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 or Section 10 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6 Successors and Assigns; Participations

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

(b) Register. The Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it, Note or Notes held by it, or other Obligation:

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” and to any such Person (except in the case of assignments made by or to another Lender), consented to by Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing; provided that, in any event, notice of such assignment shall be given promptly to Borrower if its consent is not otherwise required); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Obligations of the assigning Lender).

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $2,000 in the case of all assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c).

(e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that it is an Eligible Assignee; it has experience and expertise in the making of or investing in loans such as the Loans; and it will make or invest in, as the case may be, its Loans for its own account in the ordinary course of its business and without a present view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (i) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; and (ii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release or subordinate all or substantially all of the Collateral under the Collateral Documents or the Guarantors (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.17(c), 2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.16 and 10.4, any participation will give rise to a direct obligation of each Credit Party to the participant and the participant shall be considered to be a “Lender.”

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank or as collateral security for any loan or other financing transaction as in or in connection with any securitization or similar transaction, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest or other transaction described herein; provided, (x) no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, (y) in no event shall the applicable Federal Reserve Bank or trustee or other financing party be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder and (z) any transfer of the rights and obligations of a “Lender” hereunder to any Person upon the foreclosure of any pledge or security interest referred to in this Section 10.6(i) may only be made pursuant to the provisions of Sections 10.6(c) through (e) governing assignments of interests in the Loans.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16 and 9.6 shall survive the payment of the Loans.

10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Collateral Agent, Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Entire Agreement. This Agreement (together with the Exhibits hereto, the Schedules hereto and the other agreements, documents and instruments delivered in connection herewith) and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.13 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.15 Acknowledgment and Consent. Each of Company and the Guarantors have (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure their obligations under this Agreement and the Collateral Documents. Each of Company and the Guarantors are collectively referred to herein as the “Credit Support Parties”, and the Collateral Documents are collectively referred to herein as the “Credit Support Documents”. Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment of the Existing Credit Agreement effected pursuant to this Agreement. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under this Agreement and each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” under this Agreement and each of the Credit Support Documents, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Existing Credit Agreement, as amended hereby and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to, all Collateral as collateral security for the prompt payment and performance in full when due of the “Obligations” under this Agreement and each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise). Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Credit Support Party represents and warrants that all representations and warranties contained in this Agreement and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date. Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Credit Support Party is not required by the terms of the Existing Credit Agreement or any other Credit Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Agreement and (ii) nothing in this Agreement or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to this Agreement.

10.16 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401, SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

10.17 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS,

MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.18 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS

MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.19 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof and sufficiently identified to such Lender as being non-public which has been identified as confidential by Borrower in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans and other Obligations or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries; and provided, further, that notwithstanding the foregoing, each Lender and its Affiliates shall have the right to (i) list the name and logo of Borrower and the Guarantors, as provided by Borrower and the Guarantors from time to time, and describe the transaction that is the subject of this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary “tombstone”, on its web site.

10.20 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement (which for the avoidance of doubt shall include any rate of interest under the Existing Credit Agreement) at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent, for the account of the Lenders, an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.22 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.23 General Release. In consideration of the Agent’s and Lenders’ execution of this Agreement, each Credit Party unconditionally and irrevocably acquits and fully and forever releases and discharges each Lender, and Agent and all their respective affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Credit Party ever had or now has against any of the Releasees and which may have arisen at any time prior to the date hereof and which were in any manner related to the Existing Credit Agreement, this Agreement, any other Credit Document now or hereafter in existence or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Credit Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims. Notwithstanding the foregoing, in no event shall the foregoing be interpreted, construed or otherwise deemed as an admission or suggestion by the Agents and Lenders of any wrong doing or liability owed to Company, any Credit Party or any other Person. For the avoidance of doubt, this Section 10.23 shall extend and apply to any Agent under the Existing Credit Agreement with respect to any time period prior to their resignation.

10.24 Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Credit Agreement, and, as such, all terms and provisions supersede in their entirety the Existing Credit Agreement. All other Collateral Documents previously delivered shall continue to secure the Obligations as herein defined, and shall be in full force and effect as amended and restated by this Agreement and the other Credit Documents. The Credit Parties by executing this Agreement hereby reaffirm all of the Obligations under the Existing Credit Agreement and the other Credit Documents, as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EQUINIX, INC.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EQUINIX OPERATING CO., INC.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EQUINIX EUROPE, INC.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EQUINIX – DC, INC.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EQUINIX CAYMAN ISLANDS HOLDINGS

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: President

EQUINIX DUTCH HOLDINGS N.V.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: President

EQUINIX NETHERLANDS B.V.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Managing Director

EQUINIX FRANCE SARL

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Managing Director

EQUINIX GERMANY GMBH

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Managing Director

EQUINIX UK LIMITED

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Director

EQUINIX ASIA HQ PTE LTD

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Director

PIHANA PACIFIC, INC.

2

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

PIHANA PACIFIC BUSINESS RECOVERY, INC.

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

PIHANA PACIFIC BUSINESS RECOVERY HONG KONG LIMITED

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Representative Director

PIHANA PACIFIC AUSTRALIA PTY LIMITED

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Representative Director

PIHANA PACIFIC JAPAN KK

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Representative Director

PIHANA PACIFIC HONG KONG LIMITED

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Representative Director

3

EAGLE ACQUISITION CORP 2A

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EAGLE ACQUISITION CORP 1A

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

EAGLE ACQUISITION CORP 1B

By:	/s/ PETER VAN CAMP
Name: Peter Van Camp Title: Chief Executive Officer

4

SALOMON SMITH BARNEY INC., as Lead Arranger and Book Runner

By:	/s/ CARLTON B. KLEIN
Managing Director

5

CITICORP USA, INC., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ MICHAEL C. BECKER
Name: Michael C. Becker Title: Director

6

CIT LENDING SERVICES CORPORATION, as a Lender

By:	/s/ MICHAEL V. MONAHAN
Name: Michael V. Monahan Title: Vice President

7

LT HOLDCO I, LLC as a Lender

By:	/s/ MICHAEL GALLAGHER
Name: Michael Gallagher Title: Vice President

8

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender

By:	/s/ TOD ANGUS
Name: Tod Angus Title: Authorized Signatory

9

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ STEPHEN C. LEVI
Name: Stephen C. Levi Title: Director

10

THE JPMORGAN CHASE BANK (formely THE CHASE MANHATTAN BANK), as a Lender

By:	/s/ JOHN P. MCDONAGH
Name: John P. McDonagh Title: Managing Director

11

COMERICA BANK, CALIFORNIA, as a Lender

By:	/s/ KENNETH W. LEDEIT
Name: Kenneth W. LeDeit Title: First Vice President

12

ISTAR FINANCIAL, INC., as a Lender

By:	/s/ JAY S. SUGARMAN
Name: Jay S. Sugarman Title: Chairman and CEO

13